Exhibit 99.19

MGIC Master Policy

Mortgage Guaranty Insurance Corporation
270 E. Kilbourn Avenue, Milwaukee, Wisconsin 53202
P. O. Box 488, Milwaukee, Wisconsin 53201

MGIC Master Policy

Table of Contents

Section 1	Definitions		1

Section 2	Insurance Application, Commitment/Certificate and Premium		12

	2.1	Insurance Application	12
		(a) Submission of Insurance Application	12
		(b) Representation by Initial Insured; Binding Effect	12
	2.2	Commitment and Certificate	12
	2.3	Initial Premium	13
	2.4	Renewal Premium	13
	2.5	Reinstatement	13
	2.6	Premium Paid After Loan Default	14
	2.7	Payment of Incorrect Premium	14
		(a) Required Premium Payment	14
		(b) Origination Valuation	14
		(c) Effect of Rescission Limitations	14

Section 3	Coverage Eligibility, Term and Cancellation		14

	3.1	Eligibility	14
		(a) Eligibility Criteria	14
		(b) Company Underwriting Errors	15
	3.2	Term of Coverage	15
	3.3	Cancellation of Certificate by the Servicer or Beneficiary	15
	3.4	Effect of Cancellation	15
	3.5	Premium Refunds	16
	3.6	Cancellation of Policy	16

Section 4	Rescission, Cancellation, Claim Denial and Reduction of Calculated Loss or Insurance Benefit		16

	4.1	Exclusions	16
		(a) Access and Information	17
		(b) Assumption of Loan	17
		(c) Balloon Payment	17
		(d) Eligibility Criteria Violation	17
		(e) Excess Insurance Benefit	17
		(f) Failure to Comply With Applicable Law	18

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MGIC Master Policy

		(g)	Failure to Satisfy Commitment Conditions	18
		(h)	Failure to Satisfy Post-Origination Conditions or Obligations	18
		(i)	First Lien Status	19
		(j)	First Party Misrepresentation or Pattern Activity	19
		(k)	Incomplete Construction	19
		(l)	Loan Acquired by Natural Person	19
		(m)	Loan Charge-Off	19
		(n)	Late Claim Submission	19
		(o)	Non-Residential Property	20
		(p)	Physical Damage	20
			(i) Principal Cause of Default	20
			(ii) Not Principal Cause of Default	21
			(iii) Cost of Restoration of Property	21
		(q)	Pre-Existing Environmental Condition or Impairment	21
		(r)	Prior Delinquencies; First Payment Default	22
		(s)	Release from Indebtedness/Borrower Defenses	22
	4.2	Application of Exclusion		22
		(a)	Notice of Remedy	22
		(b)	Premium Refund	22
		(c)	Effect of Remedy	22
	4.3	Rescission Limitations – Gold Cert Coverage		23
		(a)	Limitations After 36 Months	23
		(b)	Twelve Payment Protection	23
		(c)	Twelve Payment Protection Opt Out	24
		(d)	Effect on Investigation and Documentation Requests	24
		(e)	Other Policy Provisions	24
	4.4	Appeal of Rescission, Cancellation, Denial or Reduction in Insurance Benefit		25
		(a)	Request for Reconsideration	25
		(b)	Company Determination	25
		(c)	Pending Claim	25
		(d)	Failure to Perfect Claim	25
		(e)	Nonpayment of Premium	26

Section 5	Policy Administration			26

	5.1	Servicing Reports; Notice of Proceedings and Loan Payoff		26
		(a)	Servicing Reports	26
		(b)	Notice of Proceedings	26
		(c)	Notice of Loan Payoff	26

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MGIC Master Policy

	5.2	Workouts		26
		(a)	Approval Process	26
		(b)	Effect on Premium	26
		(c)	Allocation of Funds	27
	5.3	Servicer Authority		27
		(a)	Servicer Actions	27
		(b)	Beneficiary Actions	28
		(c)	Change of Servicer	28
		(d)	Subservicer	28
	5.4	Approval of Servicer		28
		(a)	Approval	28
		(b)	Limitations	28
		(c)	Remedies	29
	5.5	Successors, Policy Beneficiaries and Related Matters		29
		(a)	Binding Effect	29
		(b)	Loan Transferee as Beneficiary	29
		(c)	Company Rights	29
		(d)	No Third Party Beneficiary	29
		(e)	Recovery Rights	30
		(f)	Effect of Other Contracts	30
	5.6	Beneficiary Option to Become the Insured		30
	5.7	Access to Information by Beneficiary		30
	5.8	Coordination of Benefits		30
	5.9	Eminent Domain		30

Section 6	Conditions Precedent to Payment of a Claim			30

	6.1	Default Reporting		31
		(a)	Notice of Default	31
		(b)	Monthly Default Report	31
	6.2	Appropriate Proceedings		31
		(a)	Commencement	31
		(b)	Completion	32
	6.3	Mitigation of Loss		32
	6.4	Company’s Right to Assist in Mitigation Efforts		33
	6.5	Marketing Efforts		33

Section 7	Property Sales			33

	7.1	Company Approval		33

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MGIC Master Policy

	7.2	Settlement on Basis of Property Sale		34
		(a)	No Acquisition Option	34
		(b)	Net Proceeds	34
	7.3	Pre-Settlement Sale That Does Not Close		34

Section 8	Company Options Upon Notice of Default			34

	8.1	Accelerated Claim.		34
		(a)	Direction to Submit	34
		(b)	Continuation of Mitigation Activities	35
		(c)	Refund of Premium and Reinstatement	35
		(d)	Supplemental Claim	35
	8.2	Pre-Claim Advance		35
	8.3	Option to Acquire Loan		36
		(a)	Exercise of Option	36
		(b)	Obligations of Servicer or Beneficiary	36
		(c)	Failure to Transfer Loan	36

Section 9	Claim Settlement Procedure			37

	9.1	Submission of Claim		37
		(a)	Time for Submission	37
		(b)	Redemption	37
		(c)	Supplemental Claim	37
	9.2	Claim Requirements		38
		(a)	Initial Claim Requirements	38
		(b)	Additional Claim Requirements	38
		(c)	Claim Perfection	39
		(d)	Information Requested After Perfection	39
		(e)	Failure to Perfect Claim	39
		(f)	Acquisition Option Requirements	39
		(g)	Effect of Pre-Settlement Sale	40
	9.3	Calculated Loss		40
		(a)	Principal	40
		(b)	Interest	41
		(c)	Advances	41

Section 10	Claim Settlement			43

	10.1		Company Options	43
	10.2		Payment After Settlement Due Date	43
	10.3		Repayment of Insurance Benefit	43

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MGIC Master Policy

Section 11	Subrogation and Deficiency Judgments		43

	11.1	Subrogation	43
	11.2	Deficiency Collection Activities	43
	11.3	Deficiency Judgments	43
		(a) Pursuit by Company	43
		(b) Joint Pursuit	43
		(c) Pursuit by Beneficiary	43
		(d) Joint Agreement	43

Section 12	Discharge of Obligation		43

Section 13	Notices		43

	13.1	Delivery	43
	13.2	Duplicate Notice to GSE Beneficiary	43

Section 14	Entire Agreement; Endorsement		43

	14.1	Entire Agreement	43
	14.2	Endorsement	43

Section 15	Dispute Resolution		43

	15.1	Arbitration	43
	15.2	Applicability to GSE Beneficiary	43
	15.3	Conditions Precedent; Limitation of Actions	43
		(a) Generally	43
		(b) State-Specific Limitations	43
	15.4	Company Defense of Interests	43

Section 16	File Retention; Access to Information		43

	16.1	File Retention	43
	16.2	Duty of Cooperation	43
		(a) Access to Records	43
		(b) Access to Premises	43

Section 17	Amendment and Waiver		43

	17.1	Endorsements	43
	17.2	Waiver; Modification; Severability	43
	17.3	No Exclusivity	43

Section 18	Governing Law; Conformity to Statute		43

Section 19	Interpretation		43

Section 20	Additional Provisions and Disclosures		43

	20.1	Location of Insured	43
	20.2	No Subrogation Rights	43
	20.3	Construction Loans	43

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MGIC Master Policy

Master Policy

Section 1	Definitions

In this Policy, the terms “we”, “us” and “our” mean the Company, its successors and assigns.  In addition, the following terms have the specific meanings set forth below.

Accelerated Claim means a Claim that we require to be submitted as described in Section 8.1 (Accelerated Claim).

Acquisition Option means our settlement of a Claim by payment of the entire Calculated Loss and acquisition of Good and Marketable Title to the Property as described in Section 10.1(a) (Company Options), subject to any reductions provided for in this Policy.

Advances means the following expenses that have been incurred by the Servicer or the Beneficiary:

(1)	Reasonable and customary property insurance premiums;

(2)	Taxes, assessments and other public charges imposed upon the Property;

(3)	Condominium fees, homeowner association dues, pro-rated portions of shared fees related to the common areas attendant to the Property, to the extent necessary to preserve the lien priority of the Mortgage;

(4)	Customary court costs and other reasonable and necessary expenses incurred in eviction proceedings (and moving expenses to the extent that moving expenses are required by Applicable Law to be paid by the evicting party) and other Appropriate Proceedings, including reasonable attorneys’ fees not in excess of (x) 3% of the unpaid principal and interest due on the Loan when the Claim is submitted for a Loan with an unpaid principal balance of $200,000 or greater, and (y) the lesser of (a) $6,000 and (b) 5% of the unpaid principal balance and interest due on the Loan when the Claim is submitted for a Loan with an unpaid principal balance less than $200,000. This limitation does not apply to reasonable attorneys’ fees incurred pursuant to Section 11.3 (Deficiency Judgments) to preserve our rights of subrogation; and

(5)	Reasonable and customary expenses necessary for preservation of the Property.

Anticipated Loss Option means our settlement of a Claim in accordance with Section 10.1(d) (Company Options), subject to any reductions provided for in this Policy.

Applicable Law means any controlling federal, state, local, or foreign law, statute or ordinance, common law, or any rule, regulation, judgment, order, writ, injunction, ruling, decree, arbitration award, agency requirement, license, or permit of any governmental authority.

MGIC Master Policy

Appropriate Proceedings means (i) any action or proceeding to vest in the Servicer or Beneficiary all of the Borrower’s right, title and interest in and to the Property, including foreclosure by public or private sale, (ii) eviction proceedings, (iii) voluntary conveyance from the Borrower, or (iv) any bankruptcy or similar proceedings pursuant to which the Servicer or Beneficiary is permitted to assert its interest in the Property to the extent that such action or proceeding is permitted by Applicable Law and is not inconsistent with the requirements of this Policy.

Beneficiary means the Initial Insured, except that in the case of a Loan Transfer, the Loan Transferee will become the Beneficiary as provided in Section 5.5(b) (Loan Transferee as Beneficiary).

Borrower means any Person identified in the Loan documentation as legally obligated to repay the debt obligation created by the Loan, including any co-signer or guarantor.

Borrower Proceedings means any administrative, judicial or non-judicial action or proceeding brought or claim asserted by a Borrower that has affected, or has the potential to affect, a Loan or the Borrower’s, Servicer’s, Beneficiary’s or lender’s rights or obligations under the Loan.

Borrower’s Own Funds means, with respect to a Loan Payment and except as permitted in the Underwriting Requirements in effect when an Insurance Application is submitted to us, that such payment has been made by the Borrower from his/her/its own funds.  Borrower’s Own Funds excludes any funds advanced or provided by a First Party, Pattern Party, any Beneficiary, any Servicer, their respective agents or any other Person who is not a Borrower but is affiliated with a First Party, Pattern Party, Beneficiary or Servicer.

Borrower’s Title means all right, title and interest of the Borrower in and to a Property, as evidenced by (i) an executed trustee’s or sheriff’s deed (which need not reflect recordation) or other satisfactory evidence that a foreclosure sale has been properly completed and the redemption period has expired; provided however, that the redemption period need not have expired if so elected by the Servicer or Beneficiary, with such election being made by submission of a Claim before expiration of the redemption period, or (ii) in the case of a voluntary conveyance to the Servicer or Beneficiary, a deed from the Borrower.

Business Day means any day that is not a Saturday, Sunday or other day that we are not open for business.

Calculated Loss means the amount used to determine the Insurance Benefit payable for a Claim, calculated in accordance with Section 9.3 (Calculated Loss).

Certificate means either (i) a certificate issued or transmitted, including in electronic form, to the Initial Insured extending insurance coverage under this Policy to the Loan therein described, or (ii) a Commitment for which coverage has been activated as contemplated in Section 2.2 (Commitment and Certificate).  The Certificate will identify this Policy and any applicable endorsements by our form numbers.

MGIC Master Policy

Certificate Effective Date means the date from which our coverage is in force, which shall be the closing date of the Loan or such later date requested by or on behalf of the Initial Insured and approved by us, in both cases as reflected in our books and records.

Claim means a request for payment of an Insurance Benefit for a Loan submitted in the manner and method set forth in our Servicing Guide and otherwise in accordance with the provisions of the Policy.

Claim Denial Notice means our notification to the Servicer that we have denied a Claim and providing the reason(s) for nonpayment of an Insurance Benefit on a Claim.

Claim Settlement Period means the period starting when the Claim becomes a Perfected Claim and ending at the close of business on the Settlement Due Date.

Closing File means, with respect to a Loan, copies of:  the final HUD-1 Settlement Statement or other settlement statement signed by the Borrower; the signed promissory note; the signed Mortgage; the title insurance commitment; and such other documentation produced or obtained at or after the closing of the Loan transaction that we may require, as specified in our Underwriting Requirements in effect when an Insurance Application is submitted.

Commitment means a commitment issued or transmitted, including in electronic form, to the Initial Insured setting forth the terms, conditions and representations, in addition to any contained in this Policy, under which we will insure a particular Loan under this Policy.  If we issue or transmit more than one such commitment with respect to a particular Loan, the most recent one is the Commitment. The Commitment will identify this Policy and any applicable endorsements by our form numbers.

Company Cancellation Notice means our notification to the Servicer providing the reason(s) that we have cancelled a Commitment or coverage on a Certificate as of a specified date.

Construction Loan means a Loan extended to finance the new construction of the improvements comprising the residential dwelling unit of a Property or the reconstruction of substantial physical damage.

Credible Evidence means any information, regardless of format, relating to the Loan, Borrower, Property or a First Party, received or obtained by us at any time, that would be viewed by a reasonable person in the context of all other information available to us as having a basis in fact, or in the case of a Property valuation, as a reasonably reliable estimate or opinion.  Information that consists solely of unsworn statements made by the Borrower, without corroboration by any other information, will not be considered Credible Evidence.  Our Servicing Guide includes examples of Credible Evidence.

Default means the failure of the Borrower to pay a Loan Payment in full on the due date as specified in the Loan documents (without giving effect to any grace period), or all amounts due upon acceleration of the Loan by the Servicer or Beneficiary following a transfer of title to the Property.  A Loan is deemed to be in Default as of the close of business on the Loan Payment due date, or, if earlier, as of the close of business on the due date stated in the notice of acceleration given pursuant to the Mortgage.

MGIC Master Policy

Deficiency Judgment means a court judgment imposing personal liability on the Borrower for the unpaid amount remaining under the terms of a Loan when the proceeds of a foreclosure sale of the Property subject to the Mortgage securing the Loan were insufficient to fully satisfy the outstanding debt.

Delinquent means, with respect to a Loan Payment, that such payment or any portion thereof, is not paid when due; provided however, that if such Loan Payment or portion thereof is credited or received by the Servicer following its due date solely as a result of an error in the set-up of the Borrower’s account with the Servicer, then such payment shall not be considered Delinquent.  A Loan Payment is 30 days Delinquent if it remains unpaid as of the due date of the next monthly Loan Payment; a Loan Payment is 60 days Delinquent if it remains unpaid as of the due date of the next succeeding monthly Loan Payment (following the due date of such next Loan Payment); and a Loan Payment is Delinquent by an additional 30 days for each successive monthly Loan Payment due date that it remains unpaid.

Eligibility Criteria means the requirements that a Loan must meet to be eligible for insurance under this Policy, as set forth in our Underwriting Requirements in effect when an Insurance Application is submitted to us, and, if applicable, in the Commitment.

Eligibility Criteria Violation means on the Certificate Effective Date a Loan did not in fact meet one or more Eligibility Criteria in any respect material to our acceptance of the risk or the hazard assumed, such that had we known of the noncompliance as of such date, we would not have insured the Loan, regardless of whether the noncompliance caused or contributed to a Default or the Calculated Loss.   A Material Value Variance is an Eligibility Criteria Violation.

Environmental Condition or Impairment means the presence of (i) any condition giving rise to liability under the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. § 9601 et seq.) or any similar federal law or law of the state or locality where the Property is located; (ii) any “Hazardous Waste” or “Regulated Substance” as those terms are defined by the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.) or any similar federal law or law of the state or locality where the Property is located; or (iii) any chemicals, materials or substances defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “restricted hazardous materials,” “extremely hazardous substances,” “toxic substances,” “contaminants” or “pollutants” or words of similar meaning and that are regulated under any Applicable Law, or (iv) any other substance or condition that renders the principal residential structure on the Property Uninhabitable.  Notwithstanding the foregoing, for purposes of this Policy, the presence of radon gas, lead paint, or asbestos in the dwelling on a Property is not an Environmental Condition or Impairment.

Exclusion means any of the circumstances or conditions set forth in Section 4.1 (Exclusions) under which we may cancel or rescind coverage on a Certificate, cancel a Commitment, deny a Claim or reduce the Calculated Loss or Insurance Benefit.

Explanation of Benefits means a form prepared by us in connection with a Claim that includes an explanation of any Insurance Benefit paid and any adjustments to the Claim amounts.

MGIC Master Policy

First Party means, with respect to a Loan, the Initial Insured and any other Persons (other than the Borrower or the Borrower’s agent) who performed or had a duty to perform any acts related to the Insurance Application or Origination of such Loan, including correspondent lenders, mortgage brokers, escrow or closing agents, processers, underwriters, independent contractors, intermediaries involved with processing, underwriting or Originating such Loan, appraisers, appraisal companies, closing agents, title companies, other third-party vendors involved with processing, underwriting or Originating such Loan and all agents (including employees) of the Initial Insured or of any such Persons.

First Party Misrepresentation means any material misrepresentation related to or in connection with Eligibility Criteria, whether by information furnished, omitted, falsified or forged, that was knowingly and intentionally made, or knowingly and intentionally participated in, by a First Party.

Gold Cert Coverage means the limitations on our right to rescind coverage on a Certificate if the conditions specified in Section 4.3 (Rescission Limitations – Gold Cert Coverage) are satisfied.  Gold Cert Coverage does not apply when there is First Party Misrepresentation or Pattern Activity.

Good and Marketable Title means title to a Property that is readily able to be sold and freely transferable and that is free and clear of all liens, defects, encumbrances and tenancies, including rights of parties in possession and rights of redemption, except for the following and any other exceptions that we approve for that Property:

(1)	the lien of general real estate taxes and other public charges and assessments for the current year not yet due and payable; and

(2)	easements for public utilities, recorded building and use restrictions and the effect of building laws or regulations with which the improvements on the Property comply and that do not impair the use of the Property for its intended purpose;

provided however, that Good and Marketable Title does not exist if (a) there is a lien on the Property under Applicable Law in connection with an Environmental Condition or Impairment, or if notice has been given of commencement of proceedings which could result in the imposition of a lien on the Property pursuant to the Comprehensive Environmental Response, Compensation and Liability Act, as amended (42 U.S.C. § 9601, et seq.), or any other Applicable Law, or (b) convenient means of ingress and egress or freely alienable rights to the use and enjoyment of municipal or private sources of water and means of sewage disposal are not conveyed, whether such rights are by easement or covenant running with the Property reflected in the public records.

GSE means the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation, as applicable, and any successor thereto.

GSE Beneficiary means a Beneficiary that is a GSE.

Initial Insured means the Person designated on the Declaration Page accompanying this Policy.

MGIC Master Policy

Insurance Application means a request for insurance coverage under this Policy for a Loan, or a request for modification of such insurance coverage, in a form or format we approve, including the supporting information we require.  An Insurance Application includes all information, documents and materials, regardless of format, submitted to us in connection with such request by the Initial Insured or any other Person.  An Insurance Application also includes all information about the Loan, Mortgage, Borrower and Property contained in the Certificate based on the information furnished by the Initial Insured or other Person.

Insurance Benefit means that portion of the Calculated Loss computed pursuant to Section 10.1, (Company Options) and other provisions of this Policy for which we are liable in settlement of a Claim.

Insured means, with respect to a Loan, the Servicer, or if we are notified pursuant to Section 5.6 (Beneficiary Option to Become the Insured) that the Beneficiary elects to become the Insured for the Loan then Insured means the Beneficiary.

Loan means the indebtedness of the Borrower (giving effect to any subsequent increase or decrease in the principal amount of such indebtedness), in the amount and for the term specified in a written obligation secured by a Mortgage that is a first lien or equivalent charge on the Property, as reflected in the Certificate.

Loan Application means all statements and representations, regardless of format, made by the Borrower or any other Person in connection with obtaining the Loan and provided to any First Party, including the Borrower’s signed loan application, disclosure statements, purchase contract, credit reports, and verifications of employment, income, assets and deposits.

Loan File means, collectively, the Loan Origination File and the Closing File.

Loan Origination File means all information, data and materials (other than the Closing File), regardless of format, created, received, required, transmitted, stored or preserved in connection with Origination of a Loan by or on behalf of the Initial Insured or any other First Party, including the Loan Application, Loan approval notes, appraisal and other property valuation information (including all addenda, attachments, schedules, photographs and other information included by the appraiser in the value assessment), underwriting and processing notes and automated underwriting systems output.

Loan Payment means all amounts due under the terms of a Loan in a regular monthly payment period, including all required escrow amounts (disregarding any forbearance, waiver or other modification made without our approval, whether arising by Applicable Law or otherwise, that entitles the Borrower not to make a payment, in whole or in part, or to delay a payment otherwise due under the terms of the Loan).

Loan Transfer means the sale, assignment or transfer of all right, title and interest in and to a Loan, other than solely by pledge or otherwise for security or securitization purposes.

MGIC Master Policy

Loan Transferee means the recipient of the right, title and interest in and to a Loan in a Loan Transfer.

Loan Transferor means the Person making the sale, assignment or transfer in a Loan Transfer.

Loss on Property Sale Option means our settlement of a Claim in connection with a Property Sale, as described in Section 10.1(c) (Company Options) and subject to any reductions provided for in this Policy.

Material Value Variance means an Eligibility Criteria Violation relating to the Property value that exists when (i) there is a percentage variance of 15% or more between the Origination Valuation and the opinion of market value for the subject Property as determined by a licensed appraiser in an appraisal report prepared at our request as of the date of the Origination Valuation in compliance with industry standard appraisal practices, and (ii) the loan-to-value ratio calculated as of the Certificate Effective Date using the appraised value from our requested appraisal report does not meet the Eligibility Criteria applicable to the Loan.  The percentage variance is the quotient determined by dividing the difference between the two values by the Origination Valuation, expressed as a percentage.

Mortgage means the mortgage, deed of trust or other security instrument securing repayment of a Loan, together with all addenda, exhibits and riders thereto.

Net Proceeds means the gross proceeds the Servicer or Beneficiary receives from a Property Sale, less the Servicer’s or Beneficiary’s reasonable costs of obtaining and closing the Property Sale to the extent allowable pursuant to our Servicing Guide, which costs include applicable Advances actually paid by the Servicer or Beneficiary.

Notice of Default means the notice required to be provided to us pursuant to Section 6.1(a) (Notice of Default) when two consecutive Loan Payments for a Loan are not made when due.

Originated means having performed all or any part of the processes related to the origination of the Loan, from the taking of the Loan Application to the disbursement of funds, including the underwriting, processing, review, approval and funding of the Loan.  The terms “Originate” “Originating” and “Origination” have corresponding meanings.

Origination Valuation means the value of a Property as represented in an Insurance Application.

Pattern Activity means a pattern of misrepresentations related to or in connection with Eligibility Criteria, whether by information furnished, omitted, falsified or forged, involving (a) two or more Loans, at least one of which is insured by us, and (b) either (i) two or more Pattern Parties or (ii) the Borrower and one or more Pattern Parties.

Pattern Party means (i) any individual acting with actual or apparent authority for the Initial Insured, or (ii) any First Party other than the Initial Insured, or (iii) any Property seller, Property builder, real estate broker or real estate agent.

MGIC Master Policy

Percentage Option means our settlement of a Claim by payment of the percentage of the Calculated Loss specified in the Certificate as the coverage percentage, as described in Section 10.1(b) (Company Options) and subject to any reductions provided for in this Policy.

Perfected Claim means a Claim for which we have received all of the information, documentation and Property access, if applicable, to which we are entitled under Section 9.2(a) (Initial Claim Requirements) and, if applicable, Section 9.2(b) (Additional Claim Requirements).

Person means any natural person, corporation, partnership, limited liability company, trust, association or other legally recognized entity.

Physical Damage means any injury, physical damage or impairment to a Property, whether caused by accident or otherwise, including due to any of the following: physical injury or destruction of tangible property; demolition by any entity; defects in construction, rehabilitation or remodeling; defects in materials; infestation; land subsidence; earth movement or slippage; earthquake; volcanic activity; avalanche; flood; wildfire; any act of God; any event declared a disaster by the Federal Emergency Management Agency or other governmental agency; riot, insurrection, terrorism, civil strife or war; or any Environmental Condition or Impairment.  The presence of radon gas, lead paint, or asbestos in the dwelling on a Property does not constitute Physical Damage.

Policy means this Master Policy document, the Declaration Page accompanying this document, and all schedules and endorsements hereto or incorporated herein by reference, and with respect to a Loan also includes the Commitment and Certificate, and any endorsements thereto, incorporated herein by reference, together with the Insurance Application which is attached thereto or incorporated therein by reference.

Pre-Claim Advance means any amount paid in our discretion pursuant to Section 8.2 (Pre-Claim Advance) in circumstances in which a Claim has not been submitted.

Premium means the amount payable for insurance coverage on a Certificate for the initial and any renewal term, including all applicable taxes, assessments and other government agency charges.

Pre-Settlement Sale means a sale of the Property (i) by the Borrower with the consent of the Servicer prior to completion of Appropriate Proceedings, or by the Servicer or Beneficiary after the acquisition of Borrower’s Title to the Property through Appropriate Proceedings, and (ii) in the case of a GSE Beneficiary, by the Borrower with the consent of the GSE Beneficiary prior to completion of Appropriate Proceedings, or by the Servicer (with the consent of the GSE Beneficiary) or the GSE Beneficiary after the acquisition of Borrower’s Title to the Property through Appropriate Proceedings.

Property means the real property (including all improvements, appurtenances, rights of access, rights of ownership and use of common areas, recreational and other facilities, and additions thereto) subject to the Mortgage that secures a Loan, which real property includes:

MGIC Master Policy

(1)	a building designed for residential occupancy by not more than four families;

(2)	a one-family residential condominium or unit in a planned unit development;

(3)	any other one-family residential unit as to which Good and Marketable Title may be held or conveyed freely, including manufactured housing; or

(4)	a mixed-use building, provided that the mixed-use represents a legal, permissible use of the property under local zoning requirements, the property contains only one non-residential use and a one-family dwelling unit that the Borrower occupies as a principal residence, and the Borrower is both the owner and operator of the business.

Property Sale means (i) a Pre-Settlement Sale, or (ii) a foreclosure or trustee’s sale of the Property to a third party.

Rescission Limitations means our right to rescind coverage on a Certificate is limited as described in Section 4.3 (Rescission Limitations – Gold Cert Coverage).

Rescission Notice means our notification to the Servicer and the Beneficiary that we have exercised our right of rescission on a Certificate, with the result that coverage is deemed void ab initio.

Servicer means, with respect to a Loan, the Initial Insured or, if the Initial Insured or any successor Servicer or Beneficiary, as the case may be, provides notice pursuant to Section 5.3(c) (Change of Servicer) that a different Person is servicing the Loan, then the Person so identified is the Servicer.

Servicing File means all information, data and materials, regardless of format, created, received, required, transmitted, stored or preserved in connection with servicing a Loan by or on behalf of each Servicer of the Loan, including Servicer notes and records (including notes and records pertaining to Defaults, collections, loss mitigation, Workouts and proposed Workouts, Borrower Proceedings and Appropriate Proceedings), the complete Loan payment history, records reflecting the exercise of rights by the Servicer under the Loan documentation, and records relating to Loan repurchase or indemnification demands.

Servicing Guide means, collectively, our guidelines and requirements relating to this Policy for servicing Loans, whether current or Delinquent, including the payment of Premium, changes in or cancellation of coverage by the Insured, and submitting Claims and other information to us, as published from time to time, whether in hard copy or electronic format.  Guidelines and requirements are effective upon the effective date specified when published and are considered “published” as soon as they appear on a website of ours that regularly makes such material available to lenders and Servicers.  Our records maintained in good faith shall be conclusive regarding the content of the Servicing Guide in effect at any particular time.

MGIC Master Policy

Servicing Report means a monthly report, in any format and via any medium that we approve, reflecting the identity and status of each Loan for which coverage is in force under this Policy, containing at a minimum the unpaid principal balance, the coupon rate and the last paid-to date of each such Loan, together with any other information we reasonably request.

Settlement Due Date means the date that is 60 days after the date that a Claim is a Perfected Claim, or the date otherwise specified in this Policy as the Settlement Due Date.

Subservicer means any Person to which the Servicer of a Loan has delegated or assigned all or a portion of the responsibilities or activities associated with servicing the Loan, whether or not in Default, but without a full assignment of the Servicer’s servicing rights with respect to the Loan.

Total Loss means,

(a)            in the case of:

(1)	a Pre-Settlement Sale as part of a Workout under Section 5.2 (c) (Allocation of Funds), or

(2)	a cash settlement or payment on a promissory note described in Section 10.3 (Repayment of Insurance Benefit),

the Calculated Loss determined pursuant to Section 9.3 (Calculated Loss) plus the amount of all commercially reasonable out-of-pocket costs incurred in obtaining such funds, to the extent such costs are not already included in the Calculated Loss calculation;

(b)	in the case of a settlement under Section 9.3(m) (Calculated Loss), the Calculated Loss determined without regard to such settlement, plus the amount of all commercially reasonable out-of-pocket costs incurred in obtaining such settlement, to the extent such costs are not already included in the Calculated Loss calculation;

(c)
in the case of a deed in lieu of foreclosure as part of a Workout pursuant to Section 5.2(c) (Allocation of Funds), the Calculated Loss determined pursuant to Section 9.3 (Calculated Loss), plus the amount of all commercially reasonable out-of-pocket costs incurred in closing such conveyance, to the extent such costs are not already included in the Calculated Loss calculation, minus the estimated value of the Property as agreed to by the Servicer (or, as applicable, the GSE Beneficiary) and us; and

(d)	in the case of a Deficiency Judgment under Section 11.3(b) (Deficiency Judgments), the Calculated Loss determined in accordance with Section 9.3 (Calculated Loss) plus all expenses (including Advances) associated with the preservation and pursuit of the Deficiency Judgment in excess of those expenses associated with the normal and customary foreclosure process, to the extent such expenses are not already included in the Calculated Loss calculation, minus the estimated value of the Property as agreed to by the Servicer (or, as applicable, the GSE Beneficiary) and us.

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Twelve Payment Protection means insurance coverage on a Certificate will not be rescinded on account of an Eligibility Criteria Violation or other Exclusion to which the Rescission Limitations apply if the conditions of Section 4.3(b) are met.  Twelve Payment Protection applies only to the extent specified in the notice given under Section 4.3(b) and does not apply when there is First Party Misrepresentation or Pattern Activity.

Underwriting Requirements means the definitions, methods, calculations, guidelines, documentation and other requirements we use to determine if Eligibility Criteria are met, as published from time to time in our underwriting guides, bulletins, premium rate cards, by other notice to the Insured, or as we otherwise approve.  Underwriting Requirements are effective upon the effective date specified when published and are considered “published” as soon as they appear on a website of ours that regularly makes such material available to lenders.  Our records maintained in good faith will be conclusive regarding the content of the Underwriting Requirements in effect at any particular time.

Underwriting Review and Validation means, with respect to a Loan, our underwriting review of Verification Information and other information we view as appropriate to determine whether a Loan is eligible for Twelve Payment Protection.  Our Underwriting Review and Validation is in addition to our underwriting of the Insurance Application and our customary quality control reviews and will include, but not necessarily be limited to:

(1)	with respect to a Material Value Variance, pre-closing or post-closing verification of the Origination Valuation by obtaining from an independent third party a Property appraisal, automated estimate of Property value, or other reasonably reliable estimate of the Property value as of the date of the Origination Valuation, or by conducting an appraisal review using a process reasonably adapted to detect material defects in appraisal methodology, analysis and descriptions performed by trained personnel;

(2)
with respect to Eligibility Criteria Violations other than a Material Value Variance, our post-closing underwriting of Loan File information for compliance with our Eligibility Criteria and Underwriting Requirements, and a comparison of the Insurance Application information to the Loan File information to confirm that there are no material discrepancies.

If we identify discrepancies, errors or other questionable data or information that in our reasonable judgment we determine is in need of re-verification, we will obtain and review additional information using reasonably reliable independent sources and records recognized as such in the mortgage origination industry.

Uninhabitable means generally recognized standards for residential occupancy are violated or, in the absence of such standards, a fully informed and reasonable Person would conclude that a Property was unsafe or unsuitable for habitation as a residential dwelling.

Verification Information means the information and documentation required to be submitted for Twelve Payment Protection eligibility, and includes:

(1)	for Material Value Variance eligibility, the complete appraisal or other Property valuation documentation from the Loan Origination File;

(2)	for Eligibility Criteria Violations other than a Material Value Variance, the Loan File, and

(3)	any other information and documentation specified in our Underwriting Requirements in effect when an Insurance Application is submitted, or as we otherwise approve for the Initial Insured.

Verification Period means the period commencing on the date the Insurance Application is submitted to us and expiring on the one-year anniversary of the Certificate Effective Date, or such shorter period as may be specified in our Underwriting Requirements for completion of the Underwriting Review and Validation or approved by us in writing for the Initial Insured.

Workout means any assumption or modification of the terms of a Loan, regardless of the status of the Loan, including (i) any change in the principal balance, interest rate, payment terms, or amortization schedule, (ii) any change in or release of the Property subject to the Mortgage, (iii) any forbearance or partial release of a Borrower’s Loan obligations, (iv) a Pre-Settlement Sale by the Borrower, or (v) acceptance of a deed in lieu of foreclosure.

Section 2	Insurance Application, Commitment/Certificate and Premium

2.1              Insurance Application

(a)	Submission of Insurance Application. To request insurance coverage under this Policy, the Initial Insured, or any other First Party acting on behalf of the Initial Insured, shall submit a properly completed Insurance Application.

(b)	Representation by Initial Insured; Binding Effect. Submission of an Insurance Application to us constitutes a representation by the Initial Insured that the Insurance Application, including supporting information, documentation and materials, is in all material respects, true and accurate and does not omit any fact necessary in order to make such Insurance Application not false or misleading in any material respect. An Insurance Application or omission is materially false or misleading when accurate or omitted information would have made the Loan ineligible for insurance or ineligible for coverage at the premium rate offered. For the purposes of this Policy, such representations will be binding on all Beneficiaries, including each Loan Transferee and the Insured, regardless of whether any Beneficiary, Loan Transferee or the Insured knew or should have known of the false or misleading nature of the Insurance Application or omission.

2.2              Commitment and Certificate

Approval of any Insurance Application is at our discretion and will be communicated to the Initial Insured in the form of a Commitment.  Upon compliance with the provisions of this Policy and any terms, conditions and representations shown on the Commitment required to activate coverage, including timely payment of the initial Premium, insurance coverage will be effective and in force as of the Certificate Effective Date and the Commitment will then constitute the Certificate (unless we separately issue a Certificate).  We will notify the Person requesting coverage if an Insurance Application is not approved.  The Initial Insured is responsible for notifying the Borrower if the Loan Application is declined.

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2.3              Initial Premium

The Servicer shall remit the initial Premium as shown on the Commitment in accordance with the requirements set forth in the Servicing Guide for the premium plan chosen by the Initial Insured.

2.4              Renewal Premium

To continue coverage on a Loan following the initial term of coverage specified in the Certificate, the Servicer shall pay renewal Premium for the renewal term in full at the rate specified in the Certificate.  We will provide a renewal Premium bill to the Servicer for each renewal term of a Certificate.  We must receive payment of the entire renewal Premium on or before the Premium due date specified in the Premium bill, or within the applicable grace period specified in the Servicing Guide (which will not be less than 60 days after the Premium due date).  If the entire renewal Premium is not paid prior to expiration of the grace period, coverage on a Certificate terminates effective as of the last day of the term for which Premium was paid.  If a Default occurs during the applicable Premium payment grace period, coverage will continue with respect to such Default, subject to the terms and conditions of this Policy, and any Premium due but unpaid for the period prior to such Default will be deducted in accordance with Section 10.1 (Company Options).  If Premium is paid on an annual basis and a Default occurs during the Premium payment grace period, coverage will continue with respect to such Default, subject to the terms and conditions of this Policy, only if the renewal Premium then due is paid during the grace period.  All payments of Premium shall be made without setoff, deduction, withholding or other reduction for any reason.

2.5              Reinstatement

If all required renewal Premium is paid after expiration of the applicable Premium payment grace period, we will reinstate coverage, retroactively to the termination effective date, but only if (i) such reinstatement is in accordance with our then-current reinstatement policy described in our Servicing Guide, or (ii) within 60 days after expiration of the Premium payment grace period, we receive the entire renewal Premium and the Servicer establishes, with reasonable support as specified in the Servicing Guide, that the failure to pay renewal Premium within the grace period was due to an error or omission that occurred in connection with the transfer, surrender or seizure of servicing rights associated with a group of Loans.  In the case of clause (ii) of the preceding sentence, we will reinstate coverage on the affected Loans, provided that coverage is reinstated for all Loans insured under this Policy affected by such transfer, surrender or seizure.  We will consider any other request to reinstate coverage after expiration of the applicable Premium payment grace period; however, we may decline the request in our discretion.

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2.6              Premium Paid After Loan Default

If the Servicer does not pay renewal Premium for the period after Default on a Loan, coverage for the period up to and including the Default will not automatically terminate under Section 2.4 (Renewal Premium) for failure to pay such renewal Premium.  If a Claim arises from such Default, the Servicer is not required to pay renewal Premium during the period after Default.  If renewal Premium is paid after such Default, it will be reimbursed upon settlement of a Claim to the GSE Beneficiary, if any, otherwise to the Servicer. If a Default on the Loan cures, we must receive all unpaid Premium for the period after the Default within 60 days of such cure.  If we do not receive the required Premium within such 60-day period coverage on the Certificate will terminate effective as of the last day of the renewal term for which Premium was paid.  We have no obligation to reinstate coverage on the terminated Certificate following such 60-day period.  If a Loan in Default cures and subsequently there is another Default, the provisions of this Section 2.6 will apply to the subsequent Default.

2.7              Payment of Incorrect Premium

(a)	Required Premium Payment. If we determine or are notified that because of inaccurate or omitted information in the related Insurance Application, a Loan was not eligible for coverage at the premium rate set forth in the applicable Certificate, but such Loan was eligible for insurance coverage on the Insurance Application submission date at a different premium rate, we may provide notice to the Servicer of the additional premium amount required. If we require payment of additional premium and such amount is not paid within 60 days of our notice, we may issue a Rescission Notice rescinding coverage on the Certificate.

(b)	Origination Valuation. We will not require payment of an additional premium amount pursuant to Section 2.7(a) (Required Premium Payment) in the case of an inaccurate Origination Valuation that does not result in a Material Value Variance unless the inaccuracy is attributable to a failure to adjust the Property value represented in the Insurance Application pursuant to the Underwriting Requirements applicable to establishing the loan-to-value ratio for the Loan.

(c)	Effect of Rescission Limitations. We will not require payment of an additional premium amount pursuant to Section 2.7(a) (Required Premium Payment) with respect to a Loan after the conditions are satisfied for the Rescission Limitations under Section 4.3(a) (Limitations After 36 Months) to apply, nor to the extent that Twelve Payment Protection has been extended as a result of satisfaction of the conditions in Section 4.3(b) (Twelve Payment Protection).

Section 3	Coverage Eligibility, Term and Cancellation

3.1              Eligibility

(a)	Eligibility Criteria. To be eligible for insurance coverage under this Policy, a Loan must meet the Eligibility Criteria in effect when the Insurance Application for the Loan is submitted to us. The Initial Insured is responsible for compliance with the Eligibility Criteria, regardless of the information in the Insurance Application. Submission of the Insurance Application to us constitutes a representation by the Initial Insured that the Loan complies with the Eligibility Criteria.

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(b)	Company Underwriting Errors. We will underwrite the information submitted to us in an Insurance Application prior to issuance of a Commitment to determine whether such information meets the Eligibility Criteria. Notwithstanding the provisions in paragraph (a) above, if (i) the information submitted to us in the Insurance Application clearly establishes one or more Eligibility Criteria Violations, without any verification or investigation by us and without requesting any additional information, (ii) the information submitted to us in such Insurance Application is in fact accurate, and (iii) we issue a Commitment to insure the Loan without requiring that the Eligibility Criteria Violation(s) be remedied, we will not subsequently rescind coverage under Section 4.1(d) (Eligibility Criteria Violation) on account of such Eligibility Criteria Violation(s). This paragraph (b) does not restrict our rescission of coverage if the conditions in this paragraph (b) are not met, including in the case of a Material Value Variance, nor does this paragraph restrict our rescission of coverage under any other Exclusion.

3.2              Term of Coverage

Provided that all Premium is paid as required with respect to a Certificate, coverage on that Certificate will continue in effect and terminate automatically upon the first to occur of the following events:

(a)	The Loan insured under the Certificate is paid in full;

(b)	The Servicer or Beneficiary cancels coverage on the Certificate;

(c)	The term of coverage expires in accordance with the applicable Premium plan as specified in the Certificate; or

(d)	We settle a Claim submitted with respect to the Certificate in accordance with the Policy.

3.3              Cancellation of Certificate by the Servicer or Beneficiary

The Servicer or Beneficiary may cancel a Certificate at any time by notice to us, specifying (i) the effective date of cancellation, and (ii) the reason for cancellation.  If the Servicer initiates the cancellation of a Certificate, the cancellation is binding on the Beneficiary whether or not the Beneficiary is notified of the cancellation. The Servicer shall be responsible for notifying the Beneficiary that it has submitted a notice of cancellation for a Certificate.  If a GSE Beneficiary has requested copies of notices pursuant to Section 13.2 (Duplicate Notice to GSE Beneficiary), we will provide a report of cancellations received pursuant to this Section 3.3 to such GSE Beneficiary.

3.4               Effect of Cancellation

Subject to Section 3.5 (Premium Refunds), cancellation of a Certificate, including a cancellation by the Servicer or Beneficiary, relieves us from all liability arising from, in connection with, or related to the Certificate unless a Default that has been reported to us under Section 6.1 (Default Reporting) exists on the intended date of cancellation, in which case the cancellation will not be effective and the Certificate will remain in effect subject to the terms and conditions of this Policy.  Cancellation of a Certificate pursuant to this Section 3.4 does not affect coverage on any other Certificate insured under this Policy.

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3.5               Premium Refunds

Within (a) the later of (i) 30 days following our receipt of a Certificate cancellation or termination notice from the Servicer or Beneficiary, or (ii) such period as may be required to confirm whether a Default for which we previously received a Notice of Default has cured, or, (b) if different, such period as may be required by Applicable Law, we will refund to the Servicer, or as otherwise directed by the Servicer, Premium paid for the time period after the effective date of the cancellation or termination in accordance with our Premium refund schedule applicable to the Certificate, as set forth in our Servicing Guide; provided however, that no Premium will be refunded for any period more than 45 days prior to our receipt of the cancellation notice.  It is the Servicer’s responsibility to provide timely notice to us if coverage on a Certificate is cancellable or must be terminated pursuant to Applicable Law or the Beneficiary’s established guidelines.  If the Servicer fails to provide notice to us within 45 days following such required cancellation or termination date, the Servicer will be responsible to the Borrower for any Premium paid to us for the period more than 45 days after the cancellation or termination effective date, in addition to any refunded Premium received from us.

3.6              Cancellation of Policy

This Policy may be cancelled by the Initial Insured or by us at any time upon not less than 10 days’ prior notice; provided however, that this Policy will remain in full force and effect in accordance with its terms with respect to any Commitment or Certificate issued prior to such cancellation.

Section 4	Rescission, Cancellation, Claim Denial and Reduction of Calculated Loss or Insurance Benefit

4.1               Exclusions

If any of the Exclusions described in this Section 4.1 occurs or exists with respect to a Commitment, Certificate, Loan, Mortgage, Property or Claim, we may exercise the remedy or remedies specified as applicable to such Exclusion.  Any reduction in the Calculated Loss for a Claim or other adjustment to an Insurance Benefit, as computed in the Explanation of Benefits for the Claim, will be made in accordance with the Claim curtailment methodology set forth in our then current Servicing Guide. Unless an Exclusion for which our remedy is to issue a Rescission Notice specifies that the Rescission Limitations apply to such Exclusion, the Rescission Limitations do not apply.  If we provide a Rescission Notice, Company Cancellation Notice, Claim Denial Notice, or reduce the Insurance Benefit with respect to a Claim pursuant to an Exclusion set forth below, it shall not limit our remedies under any other Exclusion.

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(a)	Access and Information. The Beneficiary or Servicer fails to provide the information or access within 30 days following our second request as provided in Section 16.2 (Duty of Cooperation), in which case we may issue a Company Cancellation Notice cancelling coverage on any Certificate related to the Loans for which such access or information was not so provided effective as of the date of such second request, or if a Claim on any such Loan has been submitted, we may issue a Claim Denial Notice denying the Claim in full. We will not exercise our remedies under this Section 4.1(a) as a result of a failure of the Servicer or Beneficiary to respond to documentation requests which would be impermissible under Section 4.3(d) (Rescission Limitations – Gold Cert – Effect on Investigation and Documentation Requests).

(b)	Assumption of Loan. Without our prior consent, any assumption of liability for the Loan occurs, with or without release of any original Borrower from liability, in which case we may issue a Company Cancellation Notice cancelling coverage on the Certificate effective as of the date of such assumption, or if a Claim has been submitted we may issue a Claim Denial Notice denying the Claim in full. This Section 4.1(b) does not apply to an assumption if Applicable Law prohibits acceleration of the Loan upon the transfer of the interest in the Property.

(c)	Balloon Payment. The Borrower fails to make any payment of principal and/or interest due upon maturity of a Loan with a term to maturity that is shorter than the amortization period, and which payment is for an amount more than twice the regular periodic payments of principal, interest and any additional amounts required for tax and insurance escrows (commonly referred to as a “Balloon Payment”), in which case we may issue a Company Cancellation Notice cancelling coverage on the Certificate effective as of the due date of the Balloon Payment, or if a Claim has been submitted we may issue a Claim Denial Notice denying the Claim in full. This Exclusion does not apply if, prior to the Balloon Payment coming due the Servicer or Beneficiary extends a written offer to the Borrower for renewal or extension of the Loan or a new mortgage loan that constitutes a first lien on the Property (i) at rates and terms generally prevailing in the marketplace, (ii) in an amount not less than the then unpaid principal balance, and (iii) that has no decrease in the amortization period referred to above.

(d)	Eligibility Criteria Violation. We determine on the basis of Credible Evidence that there was an Eligibility Criteria Violation with respect to a Loan, in which case we will issue a Rescission Notice rescinding coverage on the subject Certificate. The Rescission Limitations apply to the Exclusion under this Section 4.1(d).

(e)	Excess Insurance Benefit. The amount of the Calculated Loss would exceed the amount of consideration that the Beneficiary paid to acquire the Loan, in which case we may reduce the Calculated Loss by the amount of such excess; provided however, that if the Beneficiary fails to provide all information we reasonably request within 90 days of the date of such request to enable us to determine whether this Section 4.1(e) applies, we may issue a Claim Denial Notice denying the Claim in full. The Exclusion under this Section 4.1(e) does not apply to a GSE Beneficiary.

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(f)	Failure to Comply With Applicable Law. The Loan as Originated did not comply with Applicable Law in any material respect, in which case we may issue a Rescission Notice rescinding coverage on the Certificate.

(g)	Failure to Satisfy Commitment Conditions. Any condition to coverage specified in the Commitment for a Loan is not satisfied within the time specified in the Commitment, in which case we may issue a Rescission Notice rescinding coverage on the Certificate. The Rescission Limitations apply to an Exclusion under this Section 4.1(g).

(h)	Failure to Satisfy Post-Origination Conditions or Obligations. Following the Origination of the Loan, the Servicer fails to comply with any of its post-Origination obligations under this Policy, including its obligations to mitigate loss, obtain our approval of a Workout, or commence, diligently pursue and complete Appropriate Proceedings, in which case we may reduce the Calculated Loss for a Claim by the amount we reasonably determine is the estimated resulting damage, except that if (i) we cannot reasonably estimate the damage arising from such noncompliance and we reasonably determine such noncompliance is material either to our continued acceptance of the risk or the hazard assumed, (ii) we determine that such noncompliance was the principal cause of the Default that results in a Claim, or (iii) with respect to the obligations set forth in Sections 5.1(Servicing Reports; Notice of Proceedings and Loan Payoff), 6.1 (Default Reporting) and 6.2 (Appropriate Proceedings), such noncompliance continues for a period of 12 months, we may issue a Company Cancellation Notice cancelling coverage on the Certificate effective as of the date such noncompliance first occurred, or, if a Claim has been submitted, we may issue a Claim Denial Notice denying the Claim in full.

With respect to a failure to commence Appropriate Proceedings, as required pursuant to Section 6.2(a) (Commencement), the “estimated resulting damage” shall be the amount of any accrued and unpaid interest and Advances actually paid by the Servicer or Beneficiary incurred during the period beginning on the date that Appropriate Proceedings should have been commenced in accordance with such Section 6.2(a) (Commencement) through the date such Appropriate Proceedings are actually commenced, together with such other damages as we can reasonably demonstrate.  If a Pre-Settlement Sale is closed without our prior approval, then we may reduce the Calculated Loss by the excess, if any, of the amount we reasonably estimate to be the fair market value of the Property at the time of such sale, less all of the Servicer’s and Beneficiary’s reasonable costs of obtaining and closing the Pre-Settlement Sale (excluding costs not allowable under our Servicing Guide), over the actual Net Proceeds of the sale; provided however, that in no event shall the Insurance Benefit payable be greater than the Insurance Benefit that would be payable pursuant to the Percentage Option.

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(i)	First Lien Status. The Mortgage did not provide the owner of the Loan with a first lien on the Property on the Certificate Effective Date, in which case we may issue a Rescission Notice rescinding coverage on the Certificate.

(j)	First Party Misrepresentation or Pattern Activity. We determine, on the basis of Credible Evidence, that there was Pattern Activity or a First Party Misrepresentation, in which case we will issue a Rescission Notice rescinding coverage on the Certificate. However, unless we become aware of Credible Evidence, through our own investigation, through publicly available information, or otherwise that there has been First Party Misrepresentation or Pattern Activity, we will not request information or documentation from the Servicer to investigate First Party Misrepresentation or Pattern Activity with respect to a Loan after the conditions applicable to the Rescission Limitations under Section 4.3(a) (Limitations After 36 Months) or (b) (Twelve Payment Protection) are satisfied. The foregoing provision does not prevent us from requesting (i) information or documentation required under Section 9.2(b) (Additional Claim Requirements) in connection with perfection and settlement of a Claim, (ii) servicing-related information or documentation not related to the Origination of the Loan, or (iii) information or documentation we require for purposes of compliance with our legal or regulatory obligations.

(k)	Incomplete Construction. Construction, rehabilitation or remodeling of the Property has not been completed in accordance with the applicable plans and specifications or as indicated in the Origination Valuation, in which case we may issue a Rescission Notice rescinding coverage on the Certificate.

(l)	Loan Acquired by Natural Person. With respect to a Loan, at any time, a Beneficiary is or was a natural, individual person (not an entity), in which case we may issue a Company Cancellation Notice cancelling coverage on the Certificate effective as of the date such Beneficiary acquired the Loan, or if a Claim has been submitted, we may issue a Claim Denial Notice denying the Claim in full.

(m)	Loan Charge-Off. The Servicer charges off a Loan as uncollectable prior to the completion of Appropriate Proceedings, in which case we may issue a Company Cancellation Notice cancelling coverage on the subject Certificate, effective as of the date of the charge-off, or if a Claim has been submitted we may issue a Claim Denial Notice denying the Claim in full, provided, however, this Exclusion shall not apply with respect to such Loan if Appropriate Proceedings are being pursued in accordance with Section 6.2 (Appropriate Proceedings).

(n)	Late Claim Submission. A Claim is submitted after the 60-day period required by Section 9.1(a) (Time for Submission), in which case we may exclude from the Calculated Loss any interest accruing and Advances incurred after such 60-day period. If the Claim is submitted more than 120 days after expiration of the 60-day period we may issue a Claim Denial Notice denying the Claim in full.

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(o)	Non-Residential Property. The property subject to the Mortgage did not meet the definition of Property under this Policy on either of the Certificate Effective Date or the date the Claim was submitted, in which case we may issue a Claim Denial Notice denying the Claim in full. If the property met the definition of Property on the Certificate Effective Date but not when the Claim was submitted and we reasonably determine the change in the property adversely affected the use, marketability or value of the property, then we may (i) require restoration of the property to the condition it was in as of the Commitment date or to a similar condition, reasonable wear and tear excepted, (ii) reduce the Insurance Benefit by an amount we determine is equal to the estimated cost of restoration in accordance with the curtailment procedures set forth in the then current Servicing Guide, or (iii) if the property is not restored and we reasonably determine that no Insurance Benefit would be payable if the restoration were completed, we may issue a Claim Denial Notice denying the Claim in full.

In establishing the cost of restoration referred to in this Section 4.1(o), we may either obtain a complete repair estimate from an independent third party of our choosing or rely on repair estimates provided by the Servicer or Beneficiary; provided however, that all such estimates will be based on review of both the interior and exterior of the Property.  If we rely on a repair estimate that is not obtained by the Servicer or Beneficiary, we will provide a copy of such estimate to the Servicer or Beneficiary upon request. If we are unable to obtain a repair estimate as described in this paragraph (o), we may settle the Claim pursuant to the Anticipated Loss Option.

(p)
Physical Damage.  There is Physical Damage to the Property that occurred or manifested itself on or after the Commitment date, in which case we may reduce the Insurance Benefit or issue a Claim Denial Notice, denying the Claim in full, as specified below.

(i)	Principal Cause of Default. If the Physical Damage was the principal cause of the Default giving rise to the Claim, we may issue a Claim Denial Notice denying the Claim in full. The Physical Damage will be deemed to be the principal cause of the Default if either (1) there is direct evidence that the Physical Damage led to the Default, or (2) (i) as of the Claim submission date, the Borrower has not restored the Property to its condition on the Commitment date, reasonable wear and tear excepted, and (ii) we reasonably determine that the estimated cost to restore the Property would equal or exceed 25% of the unpaid principal balance of the Loan as of the date we elect to exercise a remedy, and (iii) the Property was either uninsured for loss arising from the Physical Damage or was insured for an amount which, disregarding normal and customary deductibles not to exceed $5,000, was insufficient to restore the Property to its condition as of the Commitment date, reasonable wear and tear excepted, and (iv) the Default occurred on or after the date that the Physical Damage occurred or manifested itself, and (v) the Property is Uninhabitable.

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(ii)	Not Principal Cause of Default. If (i) the Physical Damage was not the principal cause of the Default giving rise to the Claim, (ii) as of the Claim submission date the Property has not been restored to its condition that existed on the Commitment date, reasonable wear and tear excepted, and (iii) we reasonably determine that the estimated cost to restore the Property to its condition on the Commitment date exceeds $5,000, we will, if we select the Acquisition Option or if there is a Pre-Settlement Sale, reduce the Insurance Benefit by the estimated repair cost in accordance with the curtailment procedures set forth in the then current Servicing Guide. No such reduction will apply if the Insurance Benefit is paid under the Percentage Option or if the Property has been restored to its condition on the Commitment date, reasonable wear and tear excepted. If we reasonably determine that no Insurance Benefit would be payable if restoration were completed, then, regardless of the settlement option selected, we may issue a Claim Denial Notice denying the Claim in full.

(iii)	Cost of Restoration of Property. In establishing the cost to restore the Property to its condition on the Commitment date, we may either obtain a complete repair estimate from an independent third party of our choosing or rely on repair estimates provided by the Servicer or Beneficiary; provided however, that all such estimates will be based on review of both the interior and exterior of the Property. If we rely on a repair estimate that is not obtained by the Servicer or Beneficiary, we will provide a copy of the estimate to the Servicer or Beneficiary upon request. If we are unable to obtain a repair estimate as described in this paragraph (iii), we may settle the Claim pursuant to the Anticipated Loss Option. We will specify the amount of any reduction in the Insurance Benefit on account of Physical Damage in the Explanation of Benefits and any such reduction may be appealed in accordance with Section 4.4 (Appeal of Rescission, Cancellation, Denial or Reduction in Insurance Benefit).

(q)	Pre-Existing Environmental Condition or Impairment. An Environmental Condition or Impairment existed on the Property on the Commitment date (whether or not known by the Person submitting the Insurance Application) that was material to our acceptance of the risk, such that we would not have insured the Loan had we known of the Environmental Condition or Impairment, in which case (i) we may issue a Company Cancellation Notice to cancel the Commitment, or (ii) if the Environmental Condition or Impairment was the principal cause of Default, we may issue a Rescission Notice rescinding coverage on the Certificate. The Environmental Condition or Impairment will be deemed to be the principal cause of the Default if there is direct evidence that the Environmental Condition or Impairment led to the Default, or if, as of the Claim submission date, the Borrower has not completely removed or otherwise remediated the Environmental Condition or Impairment and the Property is Uninhabitable.

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(r)                Prior Delinquencies; First Payment Default.

(i)	A Default existed as of the Certificate Effective Date, in which case we may issue a Rescission Notice rescinding coverage on a Certificate. The Rescission Limitations apply to a rescission under this paragraph (i).

(ii)	A Default existed with respect to the first Loan Payment due under the Loan and such Default continues at the time of Claim submission, in which case we may issue a Claim Denial Notice, denying the Claim in full.

(s)	Release from Indebtedness/Borrower Defenses. A Borrower is released from indebtedness under the Loan without our prior consent or a Borrower successfully asserts defenses to liability for such indebtedness, in which case we may reduce the unpaid principal balance in determining the Calculated Loss, in full or in part, based upon the amount of the indebtedness (i) from which the Borrower is released without our prior consent, or (ii) against which the Borrower successfully asserts defenses. The reduction described in this Section 4.1(s) does not apply if a Loan has been divided into secured and unsecured portions pursuant to proceedings under the federal bankruptcy laws, so long as the entire Premium continues to be paid without giving effect to such division.

4.2               Application of Exclusion

(a)	Notice of Remedy. Each Rescission Notice, Company Cancellation Notice, Claim Denial Notice and Explanation of Benefits (in the case of a reduction in the Calculated Loss or Insurance Benefit) will identify the affected Commitment or Certificate and state the reason(s) for the notice; provided however, that the inclusion or omission of a reason in any such notice will not limit our right to rescind or cancel coverage or deny a Claim or reduce the Calculated Loss or Insurance Benefit if there is another basis for cancellation, rescission or Claim denial or reduction in the Calculated Loss or Insurance Benefit, nor shall such circumstances limit our other rights and remedies set forth elsewhere in this Policy.

(b)	Premium Refund. If we cancel coverage on a Certificate pursuant to a Company Cancellation Notice or deny a Claim pursuant to a Claim Denial Notice, we will refund to the Servicer, unless otherwise directed by the GSE Beneficiary, all Premium received for the time period after the occurrence of the event giving rise to the right of cancellation or denial, if any, and otherwise in accordance with our Premium refund schedule or policies applicable to the Certificate. If we rescind coverage on a Certificate pursuant to a Rescission Notice we will refund all Premium received, if any, in connection with the Certificate to the Servicer.

(c)	Effect of Remedy. No rescission, cancellation, Claim denial or reduction in Calculated Loss or Insurance Benefit for a particular Loan, Commitment, Certificate or Claim shall affect coverage under this Policy on any other Loan, Commitment, Certificate or Claim.

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4.3              Rescission Limitations – Gold Cert Coverage

(a)	Limitations After 36 Months. Unless there is a First Party Misrepresentation or Pattern Activity determined by Credible Evidence, we will not rescind coverage on a Certificate on account of an Eligibility Criteria Violation or other Exclusion to which the Rescission Limitations apply if, at the end of 36th month following the due date of the Borrower’s first Loan Payment, the following five conditions are met, as demonstrated by the payment history from the Servicing File or other evidence acceptable to us:

(i)	The 36th Loan Payment is not 30 days Delinquent; and

(ii)	All Loan Payments were made from the Borrower’s Own Funds; and

(iii)	Not more than two Loan Payments were 30 days Delinquent; and

(iv)	No Loan Payment was 60 or more days Delinquent; and

(v)	The Loan was not subject to a Workout.

(b)            Twelve Payment Protection.

(i)	If Verification Information for a Loan is submitted to us as and within the time required by our Underwriting Requirements, and the opt out provision of paragraph (c) does not apply to the Loan, we will conduct an Underwriting Review and Validation of the Loan and within the Verification Period notify the Insured as specified in our Servicing Guide if we determine that the Certificate for the Loan is eligible for Twelve Payment Protection. Our notice will specify whether the Twelve Payment Protection eligibility applies with respect to the absence of a Material Value Variance, other Eligibility Criteria Violations, or both Material Value Variance and other Eligibility Criteria Violations.

(ii)	Twelve Payment Protection, as specified in our notice, will apply to an eligible Certificate only if the Loan is not subject to a Workout, none of the first 12 Loan Payments was 30 or more days Delinquent and all such Loan Payments were made from the Borrower’s Own Funds, which must be demonstrated by the payment history from the Servicing File or other evidence acceptable to us.

(iii)	Unless there is a First Party Misrepresentation or Pattern Activity determined by Credible Evidence, we will not rescind coverage on a Certificate on account of an Eligibility Criteria Violation to which Twelve Payment Protection applies or another Exclusion to which the Rescission Limitations apply.

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(iv)	To the extent that Twelve Payment Protection does not apply, the Rescission Limitations in paragraph (a) of this Section 4.3 will apply to the Certificate. Nothing in this Section 4.3(b) will restrict our right to rescind coverage on a Certificate prior to satisfaction of the conditions for the Rescission Limitations under Section 4.3(a) (Limitations After 36 Months) to apply if our rescission is based on an Eligibility Criteria Violation to which Twelve Payment Protection does not apply, whether or not identified as a result of our Underwriting Review and Validation.

(c)	Twelve Payment Protection Opt Out. The Initial Insured may elect, by notice to us, to opt out of Twelve Payment Protection for all Loans insured under this Policy with respect to Material Value Variance, other Eligibility Criteria Violations, or both Material Value Variance and other Eligibility Criteria Violations. The Initial Insured may change its election at any time by notice to us, effective with respect to Commitments issued after our receipt of such notice. An election to opt out of Twelve Payment Protection will not apply to a subsequent Servicer or Beneficiary of the Loan if such Servicer or Beneficiary satisfies conditions for Twelve Payment Protection specified in paragraph (b) above.

(d)	Effect on Investigation and Documentation Requests. Unless we become aware of Credible Evidence, through our own investigation, through publicly available information, or otherwise that there has been First Party Misrepresentation or Pattern Activity, we will not request information or documentation from the Servicer pursuant to Section 16.2 (Duty of Cooperation) regarding an Eligibility Criteria Violation with respect to a Loan after the conditions are satisfied for the Rescission Limitations under Section 4.3(a) (Limitations After 36 Months) to apply, nor will we request such information or documentation regarding an Eligibility Criteria Violation for which Twelve Payment Protection has been extended as a result of satisfaction of the condition in Section 4.3(b) (Twelve Payment Protection). We will not exercise our remedies under Section 4.1(a) (Access and Information) as a result of failure of the Servicer or Beneficiary to respond to documentation requests which would be impermissible under this Section 4.3(d). Nothing in this Section 4.3(d) will prevent us from requesting (i) information or documentation required under Section 9.2(b) (Additional Claim Requirements) in connection with perfection and settlement of a Claim, (ii) servicing-related information or documentation not related to the Origination of the Loan, or (iii) information or documentation we require for purposes of compliance with our legal or regulatory obligations.

(e)	Other Policy Provisions. Except as otherwise set forth in this Policy, the Rescission Limitations in Sections 4.3(a) and (b) above do not limit our rights under any other provisions of this Policy.

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4.4	Appeal of Rescission, Cancellation, Denial or Reduction in Insurance Benefit

(a)	Request for Reconsideration. The Beneficiary, or the Servicer on the Beneficiary’s behalf, is entitled, no later than 90 days following receipt of a Company Cancellation Notice, Rescission Notice, Claim Denial Notice, or Explanation of Benefits identifying an Insurance Benefit reduction, to request in writing that we reconsider our decision; provided however, within such 90-day period the Servicer and Beneficiary shall provide all information and documentation we require for evaluation of the request, as specified in our then current Servicing Guide (or, with respect to documentation from the Loan File or otherwise relating to Origination of the Loan, the Servicing Guide in effect on the date we received the Insurance Application), and supplemental information, if any, the Servicer or Beneficiary provides to rebut the cancellation or rescission. If the request for reconsideration and all required information and documentation is not submitted within such 90-day period, the request will be denied.

(b)	Company Determination. We will make a determination with respect to any request for reconsideration within 60 days following our receipt of all required and supplemental information and documentation. If, after review of the request, we determine that the Servicer or Beneficiary has provided evidence or an explanation reasonably satisfactory to rebut the cancellation, rescission, Claim denial or Insurance Benefit reduction, then unless there is another basis for cancellation, rescission, Claim denial or reduction in the Insurance Benefit, we will, (i) in the case of a rescission or cancellation, reinstate coverage on the Certificate, effective as of the date of the rescission or cancellation effective date, provided that we have received all refunded Premium and any additional Premium then due, and (ii) in the case of a Claim denial or Insurance Benefit reduction, pay the Insurance Benefit (calculated in accordance with and subject to any reductions provided for in this Policy) in full within 10 Business Days of such determination.

(c)
Pending Claim.   If a Claim was pending when coverage was rescinded or cancelled, and coverage is subsequently reinstated, the Claim will be perfected and settled in accordance with Section 9.2 (Claim Requirements).  If the Claim has been perfected pursuant to Section 9.2 (Claim Requirements) prior to the date of rescission, the Settlement Due Date for such Claim will be 10 Business Days after reinstatement. If a Claim was pending when coverage was rescinded and coverage is subsequently reinstated based solely on our reconsideration of our original rescission decision, without the production of new information or documentation, the interest added to the Calculated Loss pursuant to Section 9.3(b) (Interest) will include accumulated unpaid interest through the date that the Insurance Benefit is paid.

(d)	Failure to Perfect Claim. Notwithstanding Section 4.4(b) (Company Determination), in the case of a Claim Denial Notice issued because the Claim was not perfected, if we subsequently determine on the basis of our review that the Claim is a Perfected Claim, we will process such Claim in accordance with the provisions of this Policy applicable to settlement of Perfected Claims.

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(e)	Nonpayment of Premium. The provisions of this Section 4.4 do not apply if coverage on a Certificate terminates or is cancelled pursuant to Section 2 (Insurance Application, Commitment/Certificate and Premium) on account of nonpayment of Premium.

Section 5	Policy Administration

The submission of the reports and information required under this Section 5 will constitute a representation by the Servicer that all such information is complete and accurate in all material respects.

5.1               Servicing Reports; Notice of Proceedings and Loan Payoff

(a)	Servicing Reports. As long as coverage is in force on any Certificate under this Policy, the Servicer shall provide a Servicing Report for the prior month on or before the twenty-fifth (25th) day of each month.

(b)	Notice of Proceedings. In addition to monthly Servicing Reports, the Servicer shall provide us with notice within 30 days after the Servicer or Beneficiary has knowledge of the commencement of any proceeding, including Appropriate Proceedings or Borrower Proceedings, which affects or may affect the Loan, Mortgage, Property, or the Servicer’s, Beneficiary’s or Borrower’s interest therein.

(c)	Notice of Loan Payoff. In addition to monthly Servicing Reports, the Servicer shall provide us with notice within 30 days after a Loan is paid in full.

5.2              Workouts

(a)	Approval Process. All Workouts require our prior approval. Within 10 Business Days of our receipt of a request for a proposed Workout, we will approve or deny such request. If we fail to respond to a request to approve a Workout within such 10 Business Days, the proposed Workout is deemed to be approved. If we require additional information to evaluate the proposed Workout, we will deny the request within such 10 Business Days, indicate the additional information required and reconsider the request if resubmitted with the required information. Notwithstanding the foregoing deemed approval provision, if there is a related delegation agreement between us and a Servicer or a GSE Beneficiary, our failure to respond to a Workout request within such 10 Business Days shall not be construed to be an approval of any Workout that does not comply with such delegation agreement. Submission of any Workout to us shall constitute a representation that the Servicer has consented to such Workout and that any requisite consent from the Beneficiary has been obtained.

(b)	Effect on Premium. Any additional Premium payable as a result of an increase in the unpaid principal balance of the Loan must be paid within 60 days of our approval of the Workout. If an approved Workout that requires a change in the Premium amount is not consummated, the Servicer shall so notify us within 60 days after our approval.

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(c)	Allocation of Funds. If the terms of a Workout approved by us provide that a cash contribution will be paid by the Borrower to the Servicer or Beneficiary, then the amount of such cash contribution will be deducted from any subsequent Insurance Benefit paid with respect to the subject Loan. If the terms of such a Workout require that the Borrower execute a promissory note to us as payee, then the Servicer shall provide the Borrower’s executed promissory note to us in the form we require upon consummation of the Workout. Notwithstanding the foregoing, in the case of a GSE Beneficiary and a Workout that involves the transfer of Borrower’s Title, unless otherwise agreed by the GSE Beneficiary and us in writing, the cash contribution and any payment on the promissory note, less any reasonable expenses incurred in documenting and collecting payments, shall be shared by the GSE Beneficiary and us pro rata. Our pro rata share of the contribution will calculated using a quotient, the numerator of which shall be the Insurance Benefit paid, and the denominator of which shall be the Total Loss. If the Borrower contribution or payment is to be shared by the parties as described herein, the party receiving any such funds will remit the other party’s share promptly following receipt thereof.

5.3              Servicer Authority

(a)	Servicer Actions. The Servicer is deemed to act solely as an authorized representative of the Beneficiary for purposes of this Policy. The Servicer is not our agent or representative. All statements, acts and omissions on the part of the Servicer, to the extent they would result in acceptance of or a reduction or denial of the Insurance Benefit, are binding on the Beneficiary, including the acceptance of any rescission, cancellation, Claim denial, Insurance Benefit payment or refund of Premium. Notwithstanding the foregoing provision, and without limitation of our remedies and defenses set forth in the Policy, the Beneficiary shall have no liability to us for the statements, acts or omissions of the Servicer. If the Beneficiary is a GSE, the Servicer has no authority, without the prior written consent of the GSE Beneficiary, to (i) manage or dispose of any Property that is the subject of any Loan owned by the GSE Beneficiary, (ii) receive an Insurance Benefit for any such Loan, (iii) enter into any Workout with respect to the Loan (whether or not we have consented to the Workout), (iv) enter into any loss sharing, indemnification, settlement or compromise agreement with us if such agreement affects the GSE Beneficiary’s interest in two or more Loans, or (v) give any consent on behalf of the GSE Beneficiary, including a consent to arbitrate any dispute with regard to any such Loan or group of Loans. The foregoing provision does not limit the Servicer’s authority to settle a Claim with us for any single Loan in the ordinary course of our business, without the consent of the GSE Beneficiary, provided that in connection with such settlement, we do not receive any financial consideration independent of any Insurance Benefit adjustment, we provide an Explanation of Benefits for the Claim, and the Claim settlement is subject to the provisions of Section 4.4 (Appeal of Rescission, Cancellation, Denial or Reduction in Insurance Benefit).

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(b)	Beneficiary Actions. All statements, acts and omissions on the part of the Beneficiary, to the extent they would result in acceptance of or a reduction or denial of the Insurance Benefit, or rescission of coverage on a Certificate, are binding on the Servicer including the acceptance of any rescission, cancellation, Claim denial, Insurance Benefit payment or refund of Premium. Subject to the limitations in paragraph (a) above, for GSE Beneficiaries, any acts of the Beneficiary under this Policy may be performed by the Servicer.

(c)	Change of Servicer. The transferee Servicer or Beneficiary shall provide notice to us no later than 30 days after a transfer of servicing with respect to a Loan, but in any event prior to our payment of any Insurance Benefit for the Loan. Until we receive such notice, the Person most recently identified to us as the Servicer of the Loan shall be deemed to be the Servicer of the Loan, subject to the provisions of Section 5.4 (Approval of Servicer). Any failure to give notice under this paragraph shall not invalidate the automatic Beneficiary status of any Loan Transferee.

(d)	Subservicer. If a Subservicer is servicing a Loan, the Servicer shall remain responsible for performing all obligations of the Servicer under this Policy. All statements, acts and omissions of the Subservicer shall be binding on the Servicer to the same extent as if made, performed or omitted by the Servicer. A Subservicer shall not become the Insured with respect to a Certificate unless we are notified that the servicing of the Loan has been transferred to the Subservicer by the Servicer in accordance with the Section 5.3(c) above and subject to Section 5.4 (Approval of Servicer).

5.4            Approval of Servicer

(a)	Approval. A Servicer of a Loan must be approved by us to service a Loan insured under this Policy. Any Person that is a current holder of a Master Policy in the form of this Policy issued by us is deemed to be an approved Servicer; provided however, that we may revoke or limit our approval pursuant to this Section 5.4. A natural, individual person may not be an approved Servicer.

(b)	Limitations. We may revoke or limit our approval of any Servicer at any time, provided, that we have first (i) notified such Servicer of our reason for such revocation or limitation, and (ii) if we have identified performance deficiencies as the reason for our revocation or limitation of approval, given such Servicer a 60-day period to remedy the performance deficiencies. If any performance deficiencies are identified and not remedied to our satisfaction within the 60-day period, we may notify such Servicer that our approval of the Servicer is revoked or limited, effective as of the date of such notice. If the Beneficiary is a GSE, we will provide such GSE Beneficiary with a copy of any notice to the Servicer under this Section 5.4. At our option, the terms of the revocation or limitation may be that either:

(i)	the Servicer will no longer be permitted to service any Loans, in which case the servicing of all Loans must be transferred to an approved Servicer within 120 days after our notice to the Servicer and, if applicable, the GSE Beneficiary; or

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(ii)	the Servicer will be permitted to continue to service the Loans it services as of the effective date of our notice, but will not be permitted to service any other Loans (whether as a result of Loan Transfer, Origination or otherwise). If we limit a Servicer’s approval in accordance with this clause (ii), we may thereafter revoke approval under clause (i) without providing an additional cure period with respect to the Servicer’s performance deficiencies.

(c)	Remedies. Coverage on a Certificate will continue uninterrupted when servicing is transferred from one approved Servicer to another approved Servicer; provided however, we may issue a Company Cancellation Notice cancelling coverage on a Certificate or a Claim Denial Notice denying a Claim in full if:

(i)	on the date of the servicing transfer, the servicing transferee is not an approved Servicer or is a Servicer whose approval is limited pursuant to Section 5.4(b)(ii), unless the servicing of the related Loan is transferred to an approved Servicer within 120 days of our notice to the Servicer and, if applicable, the GSE Beneficiary; or

(ii)	effective as of the day after the 120-day deadline set forth above in clause (i) of Section 5.4(b), servicing has not been transferred as required.

5.5            Successors, Policy Beneficiaries and Related Matters

(a)	Binding Effect. The provisions of this Policy and any Certificate will inure to the benefit of and be binding upon us, the Insured and the Beneficiary and our and their respective successors. The coverage on any Certificate for a Loan under this Policy will survive any Loan Transfer with respect to such Loan.

(b)	Loan Transferee as Beneficiary. In the case of a Loan Transfer, the Loan Transferee will be the Beneficiary of the applicable Certificate for all purposes under this Policy, effective as of the date of the Loan Transfer and any rights and obligations of the Loan Transferor under this Policy will transfer to the Loan Transferee. The Servicer or Loan Transferee shall provide notice to us of any Loan Transfer within 60 days of the transfer, but in any event prior to the payment of any Insurance Benefit for the Certificate. Any failure to give notice of a Loan Transfer will not invalidate the automatic Beneficiary status of any Loan Transferee, but prior to such notice we will be entitled to treat the Person shown in our records as the prior Beneficiary as the Beneficiary for all purposes of this Policy.

(c)	Company Rights. No Loan Transfer or change in the identity of any Insured, Servicer or Beneficiary will affect any of our rights under this Policy, regardless of the knowledge or responsibility of the new Insured, Servicer or Beneficiary relating to matters occurring before becoming an Insured, Servicer or Beneficiary.

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(d)	No Third Party Beneficiary. In no event will any Borrower or other Person, other than the Insured and the Beneficiary, be deemed to be a party to, or intended beneficiary of, this Policy.

(e)	Recovery Rights. No payments made hereunder to the Servicer or Beneficiary will lessen or affect our, or any such party’s rights of recovery against any Borrower or other Person.

(f)	Effect of Other Contracts. No rights, remedies or other terms and conditions set forth in or arising under any contractual arrangement between any of a Servicer, Beneficiary and/or other Person will give any party to such contractual arrangement any right or remedy under this Policy. No contractual arrangement between any of a Servicer, Beneficiary and/or other Person will affect the terms or conditions or interpretation of this Policy. Without limitation of the foregoing, the fact that a Loan Transferor is required to repurchase a Loan or “make-whole” a Loan Transferee does not, in and of itself, give rise to any rights under this Policy. If a Loan Transferor of a particular Loan subsequently repurchases, assumes or otherwise acquires a Loan, then that Loan Transferor, at the time such repurchase, assumption or acquisition is completed, will be considered the Loan Transferee of such Loan.

5.6               Beneficiary Option to Become the Insured

The Beneficiary may by notice to us elect to become the Insured under this Policy with respect to one or more Certificates.  Effective upon our receipt of such notice, the Beneficiary will be the Insured under this Policy, subject to all of the rights and obligations of the Insured hereunder with respect to such Certificate and the insured Loan.

5.7               Access to Information by Beneficiary

Upon the request of a GSE Beneficiary, we will provide directly to the GSE Beneficiary all information reasonably accessible to us pertaining to any Loan that is owned by such GSE Beneficiary.  We, the Initial Insured and the Servicer hereby waive any objection to providing such information directly to the GSE Beneficiary.

5.8               Coordination of Benefits

The coverage under this Policy will be excess over any other insurance which may apply to the Property or to the Loan regardless of the type of insurance or the effective date of such other coverage, except for mortgage guaranty pool insurance or supplemental mortgage guaranty insurance.

5.9               Eminent Domain

If all or part of a Property is taken by eminent domain, condemnation or by any other proceedings by a federal, state or local government unit or agency, the Servicer shall require that the Borrower apply the maximum permissible amount of any compensation awarded in such proceedings to reduce the outstanding principal balance of the Loan, in accordance with the law of the jurisdiction where the Property is located.

MGIC Master Policy

Section 6	Conditions Precedent to Payment of a Claim

The submission of the reports required under this Section 6 will constitute a representation by the Servicer that all information contained in such reports is complete and accurate in all material respects.  The conditions precedent to our obligations under this Policy include the following:

6.1               Default Reporting

(a)	Notice of Default. If the Borrower fails to make two consecutive Loan Payments, the Servicer shall provide notice of the Default to us prior to the due date of the next Loan Payment (a “Notice of Default”). The Servicing Reports required by Section 5.1 (Servicing Reports; Notice of Proceedings and Loan Payoff) do not constitute the Notice of Default required under this paragraph.

(b)	Monthly Default Report. After the date that the Notice of Default is required to be provided, the Servicer shall submit on or before the twenty-fifth (25th) day of each month a report on the status of the Loan and efforts to remedy the Default or complete Appropriate Proceedings, in accordance with the requirements in our then current Servicing Guide and including:

(i)	the status of the Loan (i.e., current or Delinquent by a specified number of days);

(ii)	the Servicer’s efforts to remedy the Default, including all Workouts proposed to the Borrower and the status of Borrower contact efforts, if any;

(iii)	the initiation date and status of any Appropriate Proceedings that have been commenced, together with copies of all notices and pleadings filed or required in connection with such proceedings;

(v)	the initiation date and status of any Borrower Proceedings; and

(vi)	if applicable, that the Loan has been classified as uncollectable and charged-off.

The Servicer shall continue to submit such monthly reports until a Claim is submitted or no Loan Payment is Delinquent by 30 days or more.  The Servicer shall submit a final report on the resolution of the Default in the month following such resolution.  The monthly reporting requirement in this paragraph is in addition to the requirement to submit Servicing Reports.

6.2               Appropriate Proceedings

(a)
Commencement.  Unless:  (i) prevented by a government or judicially imposed moratorium of general applicability to a specific jurisdiction (and not as a result of the Servicer voluntarily conforming to such moratorium without a legal obligation to do so); or (ii) prohibited by Applicable Law; or (iii) the Servicer is actively and diligently pursuing a Workout or has placed a Borrower into Workout, in either case, in accordance with Section 6.3 (Mitigation of Loss); or (iv) we provide written instruction that some other action be taken, the Servicer must commence Appropriate Proceedings (by filing a complaint in the appropriate court, publishing a notice of sale or by such other process as required by Applicable Law to initiate Appropriate Proceedings) by the later of:  (a) 30 days after the date the Loan remains in Default for six consecutive months, or (b) 60 days after the earliest date after such six-month period that Appropriate Proceedings may be commenced under Applicable Law.  If we direct such action pursuant to clause (iv) above, the Servicer shall commence Appropriate Proceedings in the manner we direct no later than 15 days after we direct such action, if permitted by Applicable Law.  If the Beneficiary is a GSE, we will not provide such written instructions to a Servicer unless we have received the GSE Beneficiary’s prior written approval to do so.

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If a moratorium is imposed on account of an event or condition that would permit us to rescind or cancel coverage, deny a Claim with respect to the Certificate, or reduce the Calculated Loss or Insurance Benefit pursuant to any of the Exclusions in Section 4.1 (Exclusions), any interest accruing after Appropriate Proceedings were required to be commenced in the absence of the moratorium through the date of actual commencement shall not be included under Section 9.3 (Calculated Loss) for purposes of determining the Calculated Loss.

(b)	Completion. The Servicer shall diligently pursue completion of the Appropriate Proceedings in accordance with Applicable Law (which will be deemed not to include a government or judicially imposed moratorium to which the Servicer or Beneficiary voluntarily conforms its practices without a legal obligation to do so) and in compliance with the foreclosure sale timeframes in the Servicing Guide then in effect. In connection with Appropriate Proceedings in which a deficiency may be pursued against the Borrower, the Servicer shall bid an amount at the foreclosure sale that fully protects our rights under this Policy against the Borrower (including our right to obtain a Deficiency Judgment) if permitted by Applicable Law. The Servicer shall bid (i) in accordance with our foreclosure bidding guidelines set forth in the Servicing Guide then in effect, or (ii) in the case of a GSE Beneficiary, in accordance with the GSE Beneficiary’s foreclosure bidding guidelines then in effect, or our foreclosure bidding guidelines as approved by the GSE Beneficiary.

6.3               Mitigation of Loss

The Servicer shall (a) prevent and mitigate loss in a reasonable and prudent manner and consistent with generally accepted standards of servicing then in use in the first-lien residential mortgage industry, including with respect to loans for which there is no mortgage guaranty insurance, but in no event at a standard less than the GSE-required servicing standards then in effect, and (b) comply with the Servicing Guide then in effect and any other applicable guidelines to which the Servicer or Beneficiary is subject, and as we may otherwise direct from time to time.  Such prevention and mitigation efforts shall include good faith efforts to obtain a cure of any Default, including, as applicable, prompt and ongoing Borrower contact and prompt reporting of Defaults to appropriate credit reporting agencies, collection of amounts due under the Loan, collection of rents, inspection and appraisal of the Property, effectuating the early disposition of the Property (including marketing pursuant to Section 6.5 – Marketing Efforts), offering to any Borrower who has the willingness and ability to cure the Default a Workout approved by us pursuant to Section 5.2 (Workouts), assertion of the Servicer’s and Beneficiary’s rights in and to any collateral or security in its custody or control, assertion of rights against the Borrower, prompt reporting to us of any Pre-Settlement Sale offers, and diligent pursuit and completion of Appropriate Proceedings in accordance with Section 6.2 (Appropriate Proceedings).  The status of each Workout shall be reported to us on a monthly basis.  Notwithstanding anything to the contrary herein, nothing in Section 6.2 (Appropriate Proceedings) or this Section 6.3 will prevent or restrict the Servicer or GSE Beneficiary from electing to foreclose on a Property; provided however, that if such foreclosure results in any noncompliance with the servicing requirements of this Policy, the Insurance Benefit otherwise payable for the Claim will be subject to reduction in accordance with Section 4.1(h) (Failure to Satisfy Post-Origination Conditions or Obligations).

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6.4               Company’s Right to Assist in Mitigation Efforts

We have the right to assist in efforts to mitigate any loss, including by engaging a specialty servicer or other vendor at our expense to oversee the Servicer’s, Beneficiary’s and their agents’ activities with respect to the Loans.  We also may engage in Borrower contact activities, including activities such as obtaining information from the Borrower, conducting Property inspections and requesting appraisals of the Property.  The Servicer shall cooperate with us as reasonably necessary to enable us to engage in such mitigation and Borrower contact activities.

6.5               Marketing Efforts

The mitigation efforts required by Section 6.3 (Mitigation of Loss) include diligent efforts to market any Property for which a Servicer or Beneficiary has obtained Borrower’s Title.  The Servicer shall authorize and direct its broker to release to us any marketing information concerning the Property that we request.

Section 7	Property Sales

7.1               Company Approval

A Property Sale requires our prior approval, except in the case of a foreclosure or trustee’s sale of a Property at a price not less than the minimum amount required to be bid pursuant to Section 6.2(b) (Appropriate Proceedings – Completion).  If the Servicer or Beneficiary has acquired Borrower’s Title to the Property, but an Insurance Benefit has not yet been paid for a Claim, the Servicer or Beneficiary shall promptly submit to us any offers to purchase the Property that the Servicer or Beneficiary intends to accept, together with (i) a schedule of expense items proposed to be included in the Property Sale settlement amount if the sale closes and the then-estimated amounts of such expenses, and (ii) a current Property valuation.  Within 10 Business Days of our receipt of a request for approval of a proposed Property Sale, we will approve or decline to approve such request.  If we fail to respond to a request to approve a Property Sale within such 10 Business Days, the proposed Property Sale is deemed to be approved.  If we require additional information to evaluate the proposed Property Sale, we will deny the request within 10 Business Days, indicate the additional information required and reconsider the request if resubmitted with the required information.  Notwithstanding the foregoing deemed approval provision, if there is a separate delegation agreement between us and a Servicer or GSE Beneficiary, our failure to respond to a Property Sale approval request within such 10 Business Days will not be construed to be an approval of any Property Sale which does not comply with the terms of such delegation agreement.

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7.2               Settlement on Basis of Property Sale

If a Property Sale is completed and an Insurance Benefit is payable under this Policy, then, with respect to the Property Sale:

(a)	No Acquisition Option. We will be deemed to have waived our right to exercise the Acquisition Option, and will be deemed to have waived our right to receive Good and Marketable Title or Borrower’s Title to the Property.

(b)	Net Proceeds. The Servicer or Beneficiary will have the sole right to receive the Net Proceeds of the Property Sale and acceptance of the Net Proceeds in satisfaction of the Loan will not prejudice the Beneficiary hereunder.

7.3               Pre-Settlement Sale That Does Not Close

If a Pre-Settlement Sale does not close, we may settle the Claim under either the Acquisition Option or the Percentage Option.  If the Claim has not been perfected on the date we are notified that the Pre-Settlement Sale did not close, the Servicer or Beneficiary shall submit all information required by Section 9.2(a) (Initial Claim Requirements) and such Claim will be perfected and settled in accordance with Section 9.2 (Claim Requirements). If the Claim has been perfected pursuant to Section 9.2 (Claim Requirements) prior to the date we are notified that the Pre-Settlement Sale did not close, the Settlement Due Date for that Claim will be (i) 10 Business Days after we are notified that the Pre-Settlement Sale did not close; provided however, that we will not be required to pay interest pursuant to Section 10.2 (Payment After Settlement Due Date) for the period prior to the date that is 60 days after the Claim is a Perfected Claim.  If we do not make a settlement election within the Claim Settlement Period provided for in this Section 7.3, we will be deemed to have elected the Percentage Option.

Section 8	Company Options Upon Notice of Default

8.1               Accelerated Claim.

(a)	Direction to Submit. At any time after our receipt of a Notice of Default, we may by notice direct the Servicer to submit a Claim (an “Accelerated Claim”). The Servicer shall submit the Accelerated Claim in accordance with Section 9.2 (Claim Requirements), as modified by this Section 8.1, within 60 days of our notice. If we pay an Insurance Benefit on an Accelerated Claim, we will pay the Insurance Benefit under the Percentage Option. No accrued and unpaid interest due on the Loan will be included in the Calculated Loss on an Accelerated Claim for any period after the Accelerated Claim submission deadline. Whether an Accelerated Claim is deemed a Perfected Claim will be determined on the basis of information and documentation in existence on the date that the Accelerated Claim is submitted. We may pay an Insurance Benefit on an Accelerated Claim that is not a Perfected Claim.

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(b)	Continuation of Mitigation Activities. Notwithstanding our direction to submit an Accelerated Claim, the obligations of the Servicer under Section 6 (Conditions Precedent to Payment of a Claim) to pursue and complete Appropriate Proceedings and to mitigate loss will continue as if the submission of the Claim had not been accelerated. Our direction to submit an Accelerated Claim will in no way restrict any of our rights or remedies under this Policy.

(c)	Refund of Premium and Reinstatement. If the Servicer or Beneficiary is unable to acquire Borrower’s Title to the Property, or if the Default is cured after we have paid an Insurance Benefit for an Accelerated Claim, the Beneficiary, or if the Beneficiary elected that the Servicer receive the Insurance Benefit, the Servicer, shall refund any Insurance Benefit paid for the Certificate on the Accelerated Claim, and we will reinstate coverage on the Certificate, subject to our rights and remedies under this Policy. If the Beneficiary is a GSE, a refund pursuant to this paragraph (c) will not be required unless the Servicer or GSE Beneficiary has agreed in writing prior to our direction to the Servicer to submit an Accelerated Claim that a refund will be payable as provided herein.

(d)	Supplemental Claim. Within 90 days after the acquisition of Borrower’s Title by the Insured, Servicer or Beneficiary, or a Property Sale, the Servicer or Beneficiary will be entitled to submit a supplemental Claim for allowable Advances actually paid by the Servicer or Beneficiary that were not included in the Accelerated Claim, but nothing herein will be deemed to entitle the Servicer to seek a supplemental or additional payment of anything other than such Advances. Advances are allowable to the extent they would be included in the Calculated Loss under Section 9.3(c) (Advances) for, as applicable, (i) the period through which Appropriate Proceedings required to obtain Borrower’s Title were required to have been completed, or (ii) the date of completion of a Property Sale. Any supplemental Claim paid pursuant to this paragraph (d) shall be paid pursuant to the Percentage Option. Any information or documentation not in existence on the date that the Accelerated Claim is submitted, but which would otherwise be required under Section 9.2(a) (Initial Claim Requirements) and, if applicable, Section 9.2(b) (Additional Claim Requirements) for a Claim to be a Perfected Claim, shall be submitted together with the supplemental Claim. If the supplemental Claim for Advances is submitted within the specified 90-day period together with all required supporting documentation, we shall pay any amounts determined to be payable under this Policy within 60 days of our receipt of the supplemental Claim. Any reduction applied to the Calculated Loss or Insurance Benefit paid on the initial Claim shall be applied to the supplemental Claim.

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8.2            Pre-Claim Advance

At any time after a Notice of Default is provided for a Loan, we may pay a Pre-Claim Advance to the Servicer subject to conditions we may determine and for purposes of mitigating loss.  Any amount of the Pre-Claim Advance not repaid to us will be deducted from any future Insurance Benefit paid on the Certificate.  If we deny a Claim (whether arising from circumstances before or after the Pre-Claim Advance is made) or rescind or cancel coverage on a Certificate for which a Pre-Claim Advance has been made, we will have the right to recover, and the Servicer shall be obligated to pay to us within 30 days after such denial, rescission or cancellation, the full amount of the Pre-Claim Advance not previously repaid to us; provided however, that if there is a GSE Beneficiary, payment of a Pre-Claim Advance to the Servicer will only be permitted if approved in advance and in writing by the GSE Beneficiary.

8.3            Option to Acquire Loan

(a)	Exercise of Option. At any time after a Notice of Default is provided for a Loan, and prior to either the curing of the Default or the completion of Appropriate Proceedings, we have the option to acquire the Loan. Within 60 days after our notice to the Servicer and Beneficiary of our intent to acquire the Loan, the Servicer shall provide a statement of the acquisition cost of the Loan in a form or format we approve, together with all supporting documentation that we reasonably require to complete the acquisition transaction. The acquisition cost will be computed in the same manner as the computation of Calculated Loss under Section 9.3 (Calculated Loss), except that interest on the Loan will be paid only through the date of acquisition. An election to exercise our option to acquire a Loan, and the payment of the acquisition cost so computed, will be made to the Servicer or Beneficiary within 30 days after our receipt of the statement from the Servicer, together with all required supporting documentation.

(b)	Obligations of Servicer or Beneficiary. Contemporaneously with the payment required by paragraph (a) above:

(i)	the Servicer or Beneficiary shall execute and deliver to us or our designated nominee such instruments or documentation that we may reasonably require to effect or confirm (i) the assignment or transfer of the Loan and any right, title or interest of the Servicer or Beneficiary in and to the Property, Appropriate Proceedings and any other collateral or security, including the Loan File, the Servicing File and any documentation held by any custodian or other Person, free and clear of all liens and encumbrances, (ii) the termination of any Person’s right to service the Loan, and (iii) that the transfer was made properly in accordance with Applicable Law;

(ii)	the Servicer or Beneficiary shall assign and deliver to us or our designated nominee existing fire, hazard and title insurance policies relating to the Property and an assignment of the coverage under this Policy on the Certificate; and

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(iii)	the Servicer will be released from any further obligation to service the Loan.

(c)	Failure to Transfer Loan. If we are unable to exercise our rights to acquire a Loan under this Section 8.3 due to the action or failure to act on the part of the Servicer or Beneficiary, then we may reduce the Insurance Benefit otherwise payable on a subsequently submitted Claim arising from the Default by the amount of damage we reasonably determine resulted from such action or inaction.

Section 9	Claim Settlement Procedure

9.1              Submission of Claim

(a)	Time for Submission. Except in the case of a Property Sale, an Accelerated Claim or an election by the Servicer or Beneficiary to submit a Claim prior to expiration of the redemption period, a Claim may not be submitted prior to the Servicer’s or Beneficiary’s acquisition of Borrower’s Title. The Servicer or Beneficiary shall submit a Claim no later than 60 days after the earliest to occur of (i) acquisition of Borrower’s Title, (ii) the consummation of a Property Sale, (iii) expiration of the redemption period, and (iv) our notice to the Servicer to submit an Accelerated Claim. If a Claim is submitted after such period, then we may reduce the Insurance Benefit or deny the Claim in full in accordance with Section 4.1(n) (Late Claim Submission).

(b)	Redemption. If any Person exercises his, her or its redemption rights, within 60 days thereafter (i) the Servicer or Beneficiary shall notify us of the redemption, and (ii) the Beneficiary, or, if the Beneficiary elected that the Servicer receive the Insurance Benefit, the Servicer, shall reimburse us for the amount (if any) by which the sum of the Insurance Benefit paid plus the amount realized by the Servicer or Beneficiary from the redemption of the Property exceeds the Calculated Loss. If the Servicer or Beneficiary submits a Claim prior to the expiration of any applicable redemption period, and if we elect the Acquisition Option or the Loss on Property Sale Option, we have no obligation to pay an Insurance Benefit unless and until the redemption period has expired. No interest on an unpaid Insurance Benefit pursuant to Section 10.2 (Payment After Settlement Due Date) will be payable with respect to the period prior to expiration of the redemption period. The Claim settlement periods set forth in Section 9 (Claim Settlement Procedure) and Section 10 (Claim Settlement) will govern regardless of whether the redemption period has expired.

(c)	Supplemental Claim. Within 90 days after payment of an Insurance Benefit, the Servicer or Beneficiary will be entitled to submit a supplemental Claim for allowable Advances incurred prior to the date the initial Claim was submitted and paid prior to submission of the supplemental Claim but not included in the initial Claim; provided however, nothing herein will be deemed to entitle the Servicer or Beneficiary to seek a supplemental or additional payment of anything other than such Advances. Advances are allowable if they would be included in the Calculated Loss under Section 9.3(c) (Advances). If the supplemental Claim for Advances and all required documentation related thereto are submitted within the 90-day period required by this paragraph, we will pay any such amounts determined to be payable under this Policy within 60 days of receipt of the supplemental Claim. The Percentage Option shall apply to payment of the supplemental Claim if the Insurance Benefit is calculated using the Percentage Option. Any reduction applied to the Calculated Loss or Insurance Benefit paid on the initial Claim shall be applied to the supplemental Claim.

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9.2               Claim Requirements

(a)	Initial Claim Requirements. The submission of a Claim is a representation that the Claim and all materials submitted therewith are complete and accurate and that all conditions precedent to Claim submission under this Policy have been met. If any information submitted in support of a Claim is incomplete, we must be so advised at the time of submission; otherwise we will be entitled to consider the information submitted complete in determining whether the Claim is a Perfected Claim. When a Claim is submitted, the Servicer shall provide us with the following:

(i)	a properly completed Claim on a form with all information and documentation required by the Servicing Guide in effect on (1) the Certificate Effective Date, with respect to information and documentation relating specifically to Origination of the Loan, and (2) the date of Default with respect to all other information and documentation;

(ii)	the Servicing File; and

(iii)	information and documentation specified in the Servicing Guide demonstrating that the Servicer or Beneficiary has acquired Borrower’s Title to the Property, if applicable.

(b)	Additional Claim Requirements. We may, within 20 days after our receipt of a Claim under paragraph (a), request that the Servicer provide us with the following documentation as specified in the Servicing Guide:

(i)	documentation demonstrating the amount of consideration the Beneficiary (other than a GSE Beneficiary) paid to acquire the Loan;

(ii)	if we notify the Servicer that we intend to exercise our right to pursue a Deficiency Judgment prior to the date that the Claim is a Perfected Claim, a limited power of attorney that meets the requirements specified in the Servicing Guide; and

(iii)	any information or documentation required under paragraph (a) that was not submitted.

In addition, upon our request made within 40 days after our receipt of the Claim, the Servicer shall provide us with access to the Property.  If we do not receive such information, documentation or Property access within 30 days of our request, we will provide a reminder notice to the Servicer that the required information, documentation or Property access is still outstanding.

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(c)	Claim Perfection. A Claim will be a Perfected Claim upon our receipt of all of the information, documentation and Property access, if applicable, described in paragraphs (a) and, if applicable, (b) above.

(d)	Information Requested After Perfection. We may request additional information or documentation within 10 Business Days after a Claim becomes a Perfected Claim, and the Servicer shall use reasonable efforts to satisfy such requests. If we do not receive any information or documentation requested pursuant to this paragraph (d) within 30 days, we will provide a reminder notice to the Servicer that the request is outstanding. No information or documentation requests made after a Claim becomes a Perfected Claim will extend the Claim Settlement Period or affect our obligation to pay interest as described in Section 10.2 (Payment After Settlement Due Date) if we do not pay the Claim on or before the Settlement Due Date.

(e)	Failure to Perfect Claim. If, at the end of the 120-day period following the submission of a Claim under paragraph (a) the Claim has not become a Perfected Claim, we will issue a Claim Denial Notice denying the Claim. If the sole reason the Claim is then not a Perfected Claim is the Servicer’s or Beneficiary’s failure to provide access to the Property, the Claim will be deemed a Perfected Claim on the date Property access is provided if such access is provided prior to the end of the 210-day period following submission of the Claim. If at the end of such 210-day period Property access has not been provided, we will settle the Claim under the Anticipated Loss Option, subject to the terms and conditions of this Policy. If a Claim is denied without payment under this paragraph (e), we will have the right to retain all Premium paid in connection with the Certificate. The Beneficiary or Servicer may appeal the denial pursuant to Section 4.4 (Appeal of Rescission, Cancellation, Denial or Reduction in Insurance Benefit).

(f)	Acquisition Option Requirements. If not already provided or requested pursuant to Section 9.2(b) (Additional Claim Requirements), we will notify the Servicer or Beneficiary of our needs for access to the Property for purposes of determining its condition and value to evaluate a potential acquisition by us within 20 days after the Claim becomes a Perfected Claim. If the required Property access is not timely provided, or if eviction proceedings are needed in order to convey Good and Marketable Title, the Claim Settlement Period will be suspended until the Servicer or Beneficiary provides the required access; provided however, that if such access is not provided by the end of the 210-day period following submission of the Claim, we will settle the Claim under the Anticipated Loss Option, subject to the terms and conditions of this Policy.

Within 20 days of obtaining access to the Property, we will notify the Servicer or Beneficiary if we will elect the Acquisition Option.  Within 20 days following such notice, the Servicer or Beneficiary shall provide us with a recordable but unrecorded deed, usual and customary for the Property location, containing the customary warranties and covenants applicable to the entire term of the Loan and conveying to us or our designee Good and Marketable Title, together with any and all other documents required to complete the transfer of title to the Property in the jurisdiction where the Property is located, all of which shall be executed.  If we elect the Acquisition Option in settlement of the Claim, we will:  (i) pay the Insurance Benefit within five Business Days of our receipt of the required title transfer documentation; and (ii) submit the title transfer documents relating to the Property for recording within 60 days of receiving them.

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(g)	Effect of Pre-Settlement Sale. Notwithstanding anything in this Policy to the contrary:
(i)	if a Pre-Settlement Sale is submitted for our approval after a Claim has been submitted but before the Claim becomes a Perfected Claim, the Claim will not become a Perfected Claim unless the Servicer or Beneficiary provides information and documentation evidencing the terms and conditions of the closing of the sale, as specified in the Servicing Guide;

(ii)	if a Pre-Settlement Sale is submitted for our approval after the Claim becomes a Perfected Claim, the Servicer or Beneficiary shall provide information and documentation evidencing the terms and conditions of the sale, as required by the Servicing Guide. The Settlement Due Date will be 10 Business Days following our receipt of all such information and documentation. If we do not pay the Insurance Benefit on or before the Settlement Due Date, we will pay interest in accordance with Section 10.2 (Payment After Settlement Due Date).

9.3               Calculated Loss

Subject to any reduction provided for elsewhere in this Policy, the “Calculated Loss” with respect to any Claim will be determined as the sum of (a) through (c) below, less the sum of (d) through (m) below:

Additions to Calculated Loss:

(a)	Principal. The unpaid principal balance due under the Loan as of the date of Default, including any capitalized interest resulting from a Workout that we approved, and any negative amortization to the extent provided for in the Loan documents. For purposes of determining the unpaid principal balance of the Loan:

(i)	if the Loan has been divided into secured and unsecured portions pursuant to proceedings under the federal bankruptcy laws, the unpaid principal balance will include both the unpaid secured and unsecured portions of the Loan, even if the Borrower has been released from the unsecured portion of such debt, so long as the Premium required to be paid for coverage on the Certificate was calculated and paid based on both the secured and unsecured portions of the Loan balance; and

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(ii)	if a portion of the unpaid principal balance of the Loan has been forgiven as part of a Workout we approved, the amount calculated pursuant to this paragraph (a) will be the unpaid principal balance prior to such forgiveness; provided however, that the Insurance Benefit will be reduced by the incremental amount of additional Premium that would have been payable for the Certificate had the unpaid principal balance not been so reduced.

(b)	Interest. The amount of unpaid accumulated interest due under the Loan, computed at the Loan contract rate or rates (without giving effect to any increase in the interest rate based on the Default or any other default with respect to the Loan) through the earlier of (x) the date the Claim is submitted under Section 9.1(a) (Time for Submission) and (y) the date the Claim is required to be submitted under such Section; provided however, that:

(i)	if a Loan has been divided into secured and unsecured portions pursuant to proceedings under the federal bankruptcy law, the calculated interest will include interest on both the secured and unsecured portions, computed at the Loan contract rate or rates (without giving effect to any increase in the interest rate based on the Default), from the date of Default through such date, so long as the Premium paid for coverage on the Certificate was calculated and paid based on both the secured and unsecured portions of the Loan balance;

(ii)	if a portion of the unpaid principal balance of the Loan has been forgiven as part of an approved Workout, no interest will accrue on the forgiven amount;

(iii)	if we elect the Acquisition Option or Anticipated Loss Option, interest will be payable through the date that we pay the Insurance Benefit, except that interest will not be included for any period during which the Claim Settlement Period is suspended; and

(iv)	if the Claim is settled under the Loss on Property Sale Option, interest will be payable through the date of closing of the Property sale.

Notwithstanding the foregoing provisions, in no case will the amount of interest included pursuant to this paragraph (b) exceed the amount of unpaid interest accumulated under the Loan during the first 36 months that the Loan was in Default.

(c)	Advances. The amount of (i) any Advances actually paid by the Servicer or Beneficiary and incurred for the period from the date of Default through the day before the later of (x) the date the Claim is submitted under Section 9.1(a) (Time for Submission), and (y) the date the Claim is required to be submitted under such Section, plus (ii) any other reasonable and customary expenses necessary for the preservation of the Property during the period set forth in (i) above that we approve, but excluding any expenditures that would avoid an Exclusion from coverage under this Policy. Notwithstanding the foregoing, Advances will be includable pursuant to this Section 9.3(c) only to the extent that such Advances (a) were in fact paid by the Servicer or Beneficiary, and (b) were incurred during the period for which unpaid accumulated interest due under the Loan would be includable pursuant to Section 9.3(b) (Interest), except as set forth in Section 8.1(d) (Accelerated Claim – Supplemental Claim); provided however, that in the case of a Claim settled under the Acquisition Option Advances by the Servicer or Beneficiary in connection with eviction proceedings required to obtain Good and Marketable Title to the Property shall be included in the Calculated Loss through the date such eviction proceedings were completed.

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Subtractions from Calculated Loss:

(d)	The amount of all rent and other payments (excluding the proceeds of any insurance policy for damages sustained by the Property) which are in any way related to the Property and which have been received by the Servicer or Beneficiary for the period for which interest and Advances are included in the Calculated Loss;

(e)	Any amount remaining in the Loan escrow accounts or security deposits in the custody or control of the Servicer or Beneficiary as of the date that the last Loan Payment was made;

(f)	The amount of any payments received but not applied to the Loan;

(g)	The amount of any benefits paid or pending to the Servicer, Beneficiary or the Borrower under any insurance policy for damages sustained by the Property which is in excess of the actual cost of, or which has not been applied to, restoring and repairing the Property, or which has not been applied to the payment of the Loan;

(h)	The remaining amount, if any, of unused interest buydown funds, discounts, or similar features of the Loan;

(i)	The Net Proceeds of any Property Sale if we elect the Loss on Property Sale Option;

(j)	The full amount of the proceeds awarded in or resulting from an eminent domain proceeding or other condemnation of the Property or a sale of the Property in lieu of condemnation, to the extent not applied to reduce the unpaid principal balance of the Loan;

(k)	Any amount realized as a result of the redemption of the Property;

(l)	If we elect the Percentage Option or use the Percentage Option to calculate the Insurance Benefit payable under Section 7.2 (Settlement on Basis of Property Sale) and all or a portion of the Premium was included in the original principal amount of the Loan, an amount equal to (x) the original mortgage insurance Premium amount included in the principal balance, multiplied by (y) a percentage (not to exceed 100%) equal to the unpaid principal balance described in paragraph (a) above, divided by the original principal amount of the Loan; and

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(m)	If the Servicer or Beneficiary has received from any Person any cash amount in settlement of litigation or other claims arising in respect of the Loan, other than as set forth in Section 5.2 (Workouts), then the amount of such cash settlement will be shared pro rata by the Beneficiary and us. Our pro rata share of the settlement will be calculated using a quotient, the numerator of which shall be the Insurance Benefit that would be payable without regard to such cash settlement, and the denominator of which shall be the Total Loss, unless we otherwise agree; provided however, that if the amount received was in settlement of litigation or other claims in respect of such Loan and one or more other loans not insured under this Policy, then the amount referred to above will first be allocated to the Loan and such other loans on a pro rata basis based on the number of loans (including the Loan) involved in the settlement.

Section 10	Claim Settlement

10.1            Company Options

The Insurance Benefit in settlement of a Claim will be:

(a)	If we elect the Acquisition Option, the entire Calculated Loss, upon the conveyance to us or our designated nominee of Good and Marketable Title to the Property; or

(b)	If we elect the Percentage Option, the percentage of the Calculated Loss specified in the applicable Certificate; or

(c)	In the case of the Loss on Property Sale Option, which shall apply in the case of a sale pursuant to Section 7.2 (Settlement on Basis of Property Sale), the lesser of:

(i)	the entire Calculated Loss; and

(ii)	the amount of the Insurance Benefit that would have been payable had we elected the Percentage Option immediately prior to the Property Sale; or

(d)	In the case of the Anticipated Loss Option, which shall apply if (x) the Servicer or Beneficiary is unable to provide Property access as set forth in Section 9.2(e) (Failure to Perfect Claim) or Section 9.2(f) (Acquisition Option Requirements), or fails to comply with the other requirements of Section 9.2(f), or (y) we are unable to reasonably determine the estimated restoration costs or the extent of Physical Damage to the Property as required by Section 4.1(p)(iii) (Cost of Repair) or Section 4.1(o) (Non-Residential Property), the lesser of:

(i)	the Calculated Loss, minus the amount of Net Proceeds we reasonably anticipate would be generated if the Property were sold to a third party for fair market value and the Property were in the condition it was in on the Commitment date, reasonable wear and tear excepted; and

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(ii)	the amount that would have been payable if we had elected the Percentage Option.

The Insurance Benefit will be payable to the Servicer, or upon a GSE Beneficiary’s election, to the GSE Beneficiary, on or before the Settlement Due Date.  The calculation of the Insurance Benefit will be subject to adjustment for deficiency-related expenses as described in Section 11.3 (Deficiency Judgments).  In addition to any reductions provided for elsewhere in this Policy, the Insurance Benefit will be reduced by the amount of:  (i) any Pre-Claim Advance not already repaid to us; and (ii) any Premium due but unpaid for the period prior to the Default giving rise to the Claim or Premium previously returned to the Servicer or Beneficiary; provided however, that if the Beneficiary is a GSE, a Pre-Claim Advance will be deducted only if the Pre-Claim Advance was approved by the GSE Beneficiary in advance and in writing. If all or any portion of the Premium was included in the original principal amount of a Loan, in addition to the sum due under the Percentage Option or Loss on Property Sale Option, the Insurance Benefit will include the amount calculated in Section 9.3(l).

10.2            Payment After Settlement Due Date

If we do not pay the Insurance Benefit on or before the Settlement Due Date, we will pay, in addition to the Insurance Benefit, simple interest on the Insurance Benefit calculated at a rate per annum equal to the Loan contract rate, without giving effect to any increase in the interest rate based on the Default or any other default with respect to the Loan, accruing from the Settlement Due Date through the date the Insurance Benefit is paid.  If, however, the Insurance Benefit is not paid within 60 days after the Settlement Due Date, interest will accrue and be payable after such sixtieth (60th) day at a per annum rate equal to the contract rate plus 10 percentage points, without giving effect to any increase in the interest rate based on the Default or any other default with respect to the Loan. Interest will not be payable on the Insurance Benefit pursuant to the foregoing provisions in the event of a failure of payment systems beyond our control or during the period of rescission or cancellation if we later reinstate coverage.

10.3            Repayment of Insurance Benefit

If we pay any Insurance Benefit and based on circumstances arising or discovered within 180 days thereafter we determine that the Insurance Benefit should not have been paid because the Claim should have been denied because (a) the transfer of Borrower’s Title pursuant to Appropriate Proceedings is reversed or found to have been invalid, or (b) Borrower’s Title was never validly acquired by the Servicer or Beneficiary, or (c) the indebtedness under the Loan is discharged or reduced, in whole or in part, for whatever reason, including Borrower Proceedings, other judicial or legal action or defects in the foreclosure procedure, then the Servicer, or the GSE Beneficiary (if the GSE Beneficiary elected to receive the Insurance Benefit) shall repay to us within 60 days of such determination any amounts for which we  would not have been liable under this Policy had we known of the circumstances described above.  In addition, if after payment of an Insurance Benefit, we, the Servicer or the Beneficiary receive any cash settlements related to the Loan of the type described in Section 9.3(m), or payment on any promissory note or other evidence of indebtedness (other than in connection with a Workout) provided by a Borrower with respect to the Loan, then the party receiving such amount shall, within such time period as agreed by the parties, share in such payment with the other parties pro rata.  Our pro rata share of the payment will be calculated using a quotient, the numerator of which shall be the Insurance Benefit paid, and the denominator of which shall be the Total Loss.

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Section 11	Subrogation and Deficiency Judgments

11.1            Subrogation

We will be subrogated, upon payment of an Insurance Benefit, in the amount thereof in equal priority to all of the Beneficiary’s rights of recovery against a Borrower or any other Person relating to the applicable Loan or Property. Upon our request, the Servicer and Beneficiary shall provide such information and execute and deliver to us such documents and instruments and undertake such actions as may be necessary to transfer, assign and secure such rights.  The Servicer and Beneficiary shall not, and shall cause their agents not to, either before or after payment of an Insurance Benefit, prejudice such rights.

11.2            Deficiency Collection Activities

Outside of the pursuit of a Deficiency Judgment in accordance with Section 11.3 (Deficiency Judgments), we and a Beneficiary are free, subject to Section 11.1 (Subrogation), to independently pursue collection activities against the Borrower, in compliance with Applicable Law, for the recovery of any post-foreclosure deficiency.

11.3            Deficiency Judgments

In addition to our rights under Section 11.2 (Deficiency Collection Activities), where permitted by Applicable Law, if we, the Beneficiary, or the Servicer, desire to pursue a Deficiency Judgment against a Borrower in connection with an insured Loan, the party seeking to pursue a Deficiency Judgment will determine with the other parties with an interest in such Loan whether the Deficiency Judgment will be sought jointly or for its own account.

(a)	Pursuit by Company. If we elect to pursue a Deficiency Judgment and the Servicer and Beneficiary elect not to participate, even in the case of an Accelerated Claim or payment of the Insurance Benefit under the Percentage Option, we will bear all additional expenses (including court costs, attorneys’ fees and other Advances actually paid by the Servicer or Beneficiary and, except on that portion of any Insurance Benefit paid on an Accelerated Claim, interest exclusive of delinquency charges and penalty rates and not compounded) associated with preservation and pursuit of the Deficiency Judgment in excess of those expenses associated with the normal and customary foreclosure process in the absence of Deficiency Judgment proceedings, and at the time of our payment of the Insurance Benefit, we will pay to the Beneficiary, regardless of which settlement option we have selected, the full amount of such additional expenses. The Beneficiary or the Servicer will not be subrogated to any of our rights of recovery against the Borrower or any other Person relating to the Loan or the Property with respect to which we have paid a Claim.

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(b)	Joint Pursuit. If we elect to pursue a Deficiency Judgment jointly with the Beneficiary, or the Servicer acting on behalf of the Beneficiary, all expenses (including court costs, attorneys’ fees and other Advances actually paid by the Servicer or Beneficiary and, except on that portion of any Insurance Benefit paid on an Accelerated Claim, interest exclusive of delinquency charges and penalty rates and not compounded) associated with the preservation and pursuit of the Deficiency Judgment in excess of those expenses associated with the normal and customary foreclosure process in absence of Deficiency Judgment proceedings, and all amounts collected pursuant to the Deficiency Judgment will be shared pro rata by the Beneficiary and us. Our pro rata share of the recovery and expenses will be calculated using a quotient, the numerator of which shall be the Insurance Benefit paid, and the denominator of which shall be the Total Loss.

(c)	Pursuit by Beneficiary. If the Beneficiary, or the Servicer acting on behalf of the Beneficiary, elects to pursue a Deficiency Judgment, and we elect not to participate, we will not be subrogated to any of the Insured’s rights of recovery against the Borrower or any other Person relating to the Loan or the Certificate with respect to which we have paid an Insurance Benefit. The Beneficiary, or the Servicer acting on behalf of the Beneficiary, will be responsible for all costs associated with pursuing the Deficiency Judgment. We will reimburse only the interest and expenses associated with the normal and customary foreclosure process in the absence of the Deficiency Judgment proceedings and no additional expenses associated with obtaining a Deficiency Judgment.

(d)	Joint Agreement. We and a Beneficiary may enter into a separate agreement with respect to the matters covered by this Section 11.3.

Section 12	Discharge of Obligation

Upon our payment of the Insurance Benefit, including any applicable supplemental Claim amount, to either the Servicer or the Beneficiary, our liability under the Certificate is fully and finally discharged.

Section 13	Notices

13.1            Delivery

All Claims, notices, reports, directions, requests, approvals, documents or other communications required or permitted to be given under this Policy (collectively, “communications”) shall be in writing and will be deemed received five days after such communication is sent in the manner and to the location required by this Section 13.1, unless actually received earlier.  Any requirement in this Policy that information or documentation be “submitted” to us will be deemed submitted on the date received by us.  All communications to be given by us will be deemed given (i) if delivered to the last known address of the Servicer or Beneficiary, as the case may be, or (ii) if delivered in a legally compliant electronic manner, including e-mail, to the last known e-mail or other electronic address of the Servicer or Beneficiary, as the case may be, or (iii) upon publication on a website of ours that regularly makes such material available to lenders and Servicers. All communications to us will be deemed given if delivered to our address specified on the first page of this Policy unless we specify a different address in our Servicing Guide.  Unless otherwise required by Applicable Law, all communications required or permitted by this Policy may be given in any manner and format approved for such communications in our Servicing Guide.  We shall be entitled to rely upon, and shall not incur any liability for relying upon, any communication we receive believed by us to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.

MGIC Master Policy

13.2            Duplicate Notice to GSE Beneficiary

Other than as specifically set forth in this Policy, we may fulfill any notice obligation to the Beneficiary by giving such notice to the Servicer; provided however, that, upon the written request of a GSE Beneficiary, we will provide the GSE Beneficiary a copy of any notices given to the Servicer.

Section 14	Entire Agreement; Endorsement

14.1            Entire Agreement

This Policy constitutes the entire agreement between or among the Insured, Beneficiary and us with respect to the subject matter hereof and thereof.

14.2            Endorsement

Any endorsement we issue to the Initial Insured and applicable to any Certificate issued under this Policy will be deemed to modify the coverage under this Policy with respect to the Loan described in such Certificate to the extent shown in such endorsement.

Section 15	Dispute Resolution

15.1            Arbitration

All controversies, disputes or other assertions of liability or rights arising out of or relating to this Policy, including the breach, interpretation or construction thereof, will be settled exclusively by arbitration.  No controversy, dispute or other assertion of liability, including any dispute relating to arbitrability, will be resolved in any other forum or venue. All arbitrations under this Policy will be conducted in accordance with the Commercial Rules of the American Arbitration Association in effect on the date the demand for arbitration is made, or if such rules are not then in effect, such other rules of the American Arbitration Association as we may designate as replacement rules.  Milwaukee, Wisconsin will be the seat of the arbitration and the locale for all hearings or other in person proceedings.  Except to the extent otherwise approved by the Company, each arbitration proceeding will be confidential.

The arbitrator(s) will be neutral person(s) selected from the American Arbitration Association’s National Panel of Arbitrators.  If possible, the arbitrator(s) will be familiar with the mortgage lending or mortgage insurance business. Any proposed arbitrator may be disqualified during the selection process, at the option of any party to the arbitration, if they are, or during the previous two years have been, an employee, officer, director or consultant of any mortgage insurer, of any entity engaged in the Origination, purchase, sale or servicing of mortgage loans or mortgage-backed securities, or of any Person that is an affiliate of such an insurer or entity.  Any proposed arbitrator may be disqualified during the selection process by the Company if such arbitrator has served as an arbitrator in any arbitration involving the Company or another mortgage insurer.

MGIC Master Policy

No arbitration may, without our consent, be brought with respect to Loans insured under different forms of master policies of ours unless the Initial Insured is the same under all such master policies.  All arbitrations will be conducted only on an individual Loan basis and not in a class or representative action or as a named or unnamed member in a class, consolidated, representative or private attorney general legal action, nor will any arbitration use statistical sampling as a means of proof against us, unless in each case we consent following initiation of the arbitration. Any consent under either of the preceding two sentences must be in writing and be given by an officer of the Company whose primary job responsibility is for legal matters. Upon our request, the American Arbitration Association or arbitrator(s) will consolidate into one proceeding separate arbitrations that arise under this Policy or different master policies.  In the event of consolidation, all arbitrators will be appointed pursuant to the applicable American Arbitration Association rules.

15.2            Applicability to GSE Beneficiary

Notwithstanding anything to the contrary in this Policy, unless expressly agreed to in writing by a GSE Beneficiary, neither Section 15.1 (Arbitration) nor any other provision of this Policy shall be construed to require any GSE Beneficiary to submit to arbitration hereunder and any decision rendered by an arbitrator relating to this Policy will have no applicability to or be of any force or effect against any GSE Beneficiary, unless such GSE Beneficiary consented in writing to the arbitration.

15.3            Conditions Precedent; Limitation of Actions

(a)	Generally. No arbitration, suit or other proceeding arising from any right under this Policy of a Person not the Company will be entitled to be commenced unless the Insured, Servicer and Beneficiary have complied with all material conditions of this Policy (excepting conditions we expressly waive in accordance with this Policy), and unless commenced within two years after such right shall first arise. In the case of rescission, cancellation of coverage, denial of a Claim, or a reduction of the Calculated Loss or the Insurance Benefit, the two-year period will begin on the date on which we give notice of such action for the particular Certificate(s) covered by such notice. With respect to a Claim, no arbitration, suit or other proceeding may be brought against us until 60 days after acquisition of Borrower’s Title or consummation of a Property Sale.

MGIC Master Policy

(b)	State-Specific Limitations. Notwithstanding the foregoing paragraph (a) of this Section 15.3, if the principal business address of the Initial Insured, as indicated on the Declaration Page of this Policy, is located in the state indicated below, the following shall apply:

Alaska, and Utah:  The two-year period described in paragraph (a) of this Section 15.3 shall be extended to three years.

Arkansas and Kansas: The two-year period described in paragraph (a) of this Section 15.3 shall be extended to five years.

Michigan:  The two-year period described in paragraph (a) of this Section 15.3 shall be extended to six years.

Missouri:  The two-year period described in paragraph (a) of this Section 15.3 shall be extended to 10 years.

15.4            Company Defense of Interests

If a dispute arises concerning a Loan, Property, Mortgage, Beneficiary or Servicer, we may protect our interests by defending such interests in the suit.  We are not required to defend any suit involving the Loan, Property, Mortgage, Beneficiary or Servicer.

Section 16	File Retention; Access to Information

16.1            File Retention

With respect to each Loan, the Servicer shall maintain and preserve a complete and accurate Loan File and Servicing File for the latest of (i) two years after settlement of the Claim or the date the Loan is no longer insured under this Policy, (ii) the period required by the Servicer’s records retention policy, and (iii) the period required by Applicable Law.

16.2            Duty of Cooperation

(a)	Access to Records. Subject to Section 4.3(d) (Effect on Investigation and Documentation Requests), the Beneficiary and Servicer shall cooperate with us and provide us with all reasonable aid, evidence and information that we request from time to time regarding any Loan(s), whether in Default or not, including access to or a complete and accurate copy of the Loan File, the Servicing File and such other records, information or documents as we may determine are related to or in connection with Loans insured under this Policy. Such aid, evidence and information shall be provided no later than 30 days after our request for such information. If such aid, evidence and information are not provided within such 30-day period, we will provide a second request therefor, which must be complied with no later than 30 days after such second request. We will pursue any investigations related to a Claim expeditiously and in good faith.

(b)	Access to Premises. Subject to Section 4.3(d) (Effect on Investigation and Documentation Requests), the Beneficiary and Servicer shall cooperate with us and provide us and our representatives, at any time and from time to time upon at least 30 days’ notice, access during normal business hours to the premises of the Servicer or Beneficiary or any other Person or place where Loan Files and/or Servicing Files are located and access to the information prepared or maintained by, or in the possession or under the control of, the Insured, Servicer or Beneficiary and their agents pertaining to Loans insured under this Policy for purposes of conducting audits, complying with our legal and regulatory obligations, and ensuring compliance with the terms and conditions of this Policy. If such access is not provided as required above, we will provide a second request therefor, which must be complied with no later than 30 days after such second request.

MGIC Master Policy

Section 17	Amendment and Waiver

17.1            Endorsements

We reserve the right to amend the terms and conditions of this Policy from time to time; provided however, that any such amendment will be effective only with respect to Commitments issued after we have given the Initial Insured notice thereof by endorsement setting forth the amendment.

17.2            Waiver; Modification; Severability

No condition or requirement of this Policy will be deemed waived, modified or otherwise compromised by us unless that waiver, modification or compromise is stated in a writing properly executed on our behalf.  Each of the conditions and requirements of this Policy is severable, and a waiver, modification or compromise of one will not be construed as a waiver, modification or compromise of any other condition or requirement. No delay or failure on our part to exercise any right, remedy, power or privilege under this Policy will operate as a waiver thereof, and no single or partial exercise of any such right, remedy, power or privilege precludes other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

17.3            No Exclusivity

None of our rights or remedies provided for by this Policy will be exclusive of, or limit, any other rights or remedies available under Applicable Law.

Section 18	Governing Law; Conformity to Statute

All matters arising under or relating to this Policy will be determined exclusively in accordance with the laws of Delaware applicable to contracts made and to be performed in such state, without regard to any choice of law provisions. Any provision of this Policy which is in conflict with law that governs this Policy is hereby amended to conform to the minimum requirements of that law, it being the intention of the Initial Insured and the Company that the specific provisions of this Policy will be controlling whenever possible.

MGIC Master Policy

Section 19	Interpretation

When a reference is made in this Policy to a Section, a clause or a paragraph, that reference is to a Section, or a clause or paragraph of this Policy unless otherwise indicated. The table of contents and headings contained in this Policy are for reference purposes only and will not affect in any way the meaning or interpretation of this Policy, including when such headings are set forth as part of cross references. Any reference to the Eligibility Criteria, Servicing Guide or Underwriting Requirements will be to the version in effect at the time specified in this Policy and if no time is specified will be to the version in effect at the time when an action is taken by reference to the Eligibility Criteria, Servicing Guide or Underwriting Requirements. Whenever a provision of this Policy requires that approval be requested or given, such request or approval shall be made in any form of written communication and may be requested or given in any manner and format approved for such communication in our Servicing Guide.  If this Policy provides for an exception to an Exclusion, by satisfaction of a condition or otherwise, the Insured will be responsible to demonstrate all circumstances necessary to establish such exception actually exist.  Whenever the words “may” or “in our discretion” are used in reference to an action, decision or right on our part, they will be deemed to refer to such action, decision or right as being taken or made in our sole and absolute discretion, including our entitlement to refrain from such action.  Whenever the words “include,” “includes” or “including” are used in this Policy, they will be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. The words “hereof,” “herein” and “hereunder” and words of like import used in this Policy shall refer to this Policy as a whole and not to any particular provision of this Policy. The words “shall” and “will” as used in this Policy have the same meaning, which is to create an obligation, requirement or rule. Whenever the singular is used herein, the same will include the plural, and whenever the plural is used herein, the same will include the singular, where appropriate. Any reference to “days” means calendar days unless Business Days are specified.  If any action under this Policy is required to be done or taken on a day that is not a Business Day, then such action shall be required to be done or taken not on such day but on the first succeeding Business Day thereafter.  References from or through any date mean, unless otherwise specified, from and including or through and including, respectively.  References to any statute, rule, standard, regulation or other law will be deemed to include a reference to the corresponding rules and regulations, if any, and each of them as amended, modified, supplemented, consolidated, replaced or rewritten from time to time.  References to any section of any statute, rule, standard, regulation or other law will be deemed to include any successor to such section. By obtaining insurance for any Loan under this Policy, the Initial Insured agrees, and by becoming a Beneficiary, any Beneficiary agrees, that no provision of this Policy will be used to seek to establish any proposition about the meaning of any other insurance policy of the Company.

Section 20	Additional Provisions and Disclosures

20.1            Location of Insured

The following provisions and disclosures apply when the principal place of business of the Initial Insured, as indicated on the Declaration Page of this Policy, is located in the state indicated.

Oklahoma:  WARNING:  Any person who knowingly, and with the intent to injure, defraud or deceive any insurer, makes any claim for the proceeds of an insurance policy containing any false, incomplete or misleading information is guilty of a felony.

Texas:  It is hereby understood and agreed that we may not cancel or refuse to renew this Policy or a Certificate based solely on the fact that the Insured is an elected official.

MGIC Master Policy

Georgia:  IMPORTANT NOTICE:  The laws of the State of Georgia prohibit insurers from unfairly discriminating against any person based upon his or her status as a victim of family violence.

20.2            No Subrogation Rights

The following provision applies with respect to Loans for which the Property subject to the Mortgage is located in any of the following jurisdictions:  Arizona, Illinois, Iowa, Kansas, New York, Ohio, Texas, Virginia or Wisconsin.

If the Property consists of a single-family dwelling occupied by a Borrower, we do not have subrogation rights against any Borrower and no Borrower will be liable to us for any deficiency arising from a foreclosure sale.

20.3            Construction Loans

In the event of an Insurance Application submitted by the Initial Insured that identifies the subject Loan as a loan transaction that is consummated prior to completion of, or the restoration of substantial Physical Damage to the Property, the following is added to Section 4.1(c) (Balloon Payment):

In addition, any Claim involving a Construction Loan where the Default arose from the failure of the Initial Insured or Servicer to rollover or convert the Construction Loan to a permanent Loan as specified in the Insurance Application, or prior to the due date of the Balloon Payment, to extend a written offer to the Borrower for an extension or renewal of such Construction Loan, or a new loan at the then current market rates, in an amount not less than the then outstanding principal balance and all anticipated accrued interest, for a term not shorter than that specified in the Insurance Application for the permanent financing of the Property.  If no term is specified in the Insurance Application for the permanent financing of the Property, then the term will be presumed to be 30 years from the date the Loan closes.